                                                                     Exhibit 3.4

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF



                       UBS PREFERRED FUNDING COMPANY LLC I









                               DATED AS OF -, 2000

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
ARTICLE I
DEFINED TERMS
Section 1.1  Definitions...........................................................................................           2
Section 1.2  Headings..............................................................................................          13
ARTICLE II
CONTINUATION AND TERM;
ADMISSION OF SECURITYHOLDERS
Section 2.1  Continuation..........................................................................................          13
Section 2.2  Admission of Securityholders..........................................................................          14
Section 2.3  Name..................................................................................................          14
Section 2.4  Term..................................................................................................          14
Section 2.5  Registered Agent and Office...........................................................................          14
Section 2.6  Principal Executive Offices...........................................................................          14
Section 2.7  Qualification in Other Jurisdictions..................................................................          15
ARTICLE III
PURPOSE AND POWERS OF THE COMPANY;
BY-LAWS; SUPPORT AGREEMENT
Section 3.1  Purposes and Powers...................................................................................          15
Section 3.2  By-Laws...............................................................................................          15
Section 3.3  Bank Subordinated Guarantee...........................................................................          15
ARTICLE IV
CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES
Section 4.1  Form of Contribution..................................................................................          15
Section 4.2  Contributions with Respect to the Common Securityholders..............................................          16
Section 4.3  Contributions with Respect to the Preferred Securityholders...........................................          16
Section 4.4  Allocation of Profits and Losses......................................................................          16
Section 4.5  Withholding...........................................................................................          16
Section 4.6  Securities as Personal Property.......................................................................          17
ARTICLE V
SECURITYHOLDERS
Section 5.1  Powers of Securityholders.............................................................................          17
Section 5.2  Partition.............................................................................................          17
Section 5.3  Resignation...........................................................................................          17
Section 5.4  Liability of Securityholders..........................................................................          17
ARTICLE VI
MANAGEMENT
Section 6.1  Management of the Company.............................................................................          18
Section 6.2  Limits on Board of Directors' Powers..................................................................          22
Section 6.3  Reliance by Third Parties.............................................................................          23
Section 6.4  No Management by Any Preferred Securityholders........................................................          23

Section 6.5  Business Transactions of the Common Securityholder with the Company...................................          23
Section 6.6  Outside Businesses....................................................................................          23
Section 6.7  Duties of Directors...................................................................................          24
Section 6.8  Additional Directors..................................................................................          24
ARTICLE VII
COMPANY SECURITIES; SUBORDINATED NOTES
Section 7.1  Company Common Securities.............................................................................          24
Section 7.2  General Provisions Regarding Company Preferred Securities and Company Parity
         Preferred Securities......................................................................................          25
Section 7.3  Company Preferred Securities..........................................................................          27
                  .................................................................................................          28
Section 7.4  General Provisions Regarding Subordinated Notes.......................................................          38
ARTICLE VIII
VOTING AND MEETINGS
Section 8.1  Voting Rights of Preferred Securityholders............................................................          38
Section 8.2  Voting Rights of Common Securityholders...............................................................          39
Section 8.3  Meetings of the Securityholders.......................................................................          39
ARTICLE IX
DIVIDENDS
Section 9.1  Dividends.............................................................................................          40
Section 9.2  Limitations on Distributions..........................................................................          41
Section 9.3  No Dividend Instruction...............................................................................          41
ARTICLE X
BOOKS AND RECORDS
Section 10.1  Financial Statements.................................................................................          41
Section 10.2  Limitation on Access to Records......................................................................          42
Section 10.3  Accounting Method....................................................................................          42
Section 10.4  Annual Audit.........................................................................................          42
ARTICLE XI
TAX MATTERS
Section 11.1  Company Tax Returns..................................................................................          42
Section 11.2  Tax Reports..........................................................................................          43
Section 11.3  Taxation as a Partnership............................................................................          43
Section 11.4  Taxation of Securityholders..........................................................................          43
ARTICLE XII
EXPENSES
Section 12.1  Expenses.............................................................................................          43
Section 12.2  Contribution to Funds of the Company.................................................................          44
ARTICLE XIII
TRANSFERS OF SECURITIES BY SECURITYHOLDERS
AND RELATED MATTERS
Section 13.1      Right of Assignee to Become a Preferred Securityholder...........................................          44

Section 13.2      Events of Cessation of Security Ownership........................................................          44
Section 13.3      Persons Deemed Preferred Securityholders.........................................................          44
Section 13.4      The Company Preferred Certificates...............................................................          45
Section 13.5      Transfer of Company Preferred Certificates.......................................................          45
Section 13.6      Mutilated, Destroyed, Lost or Stolen Company Preferred Certificates..............................          46
Section 13.7      Restrictions on Transfers of Securities..........................................................          47
ARTICLE XIV
MERGERS, CONSOLIDATIONS AND SALES
Section 14.1      The Company......................................................................................          47
ARTICLE XV
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 15.1      No Dissolution...................................................................................          48
Section 15.2      Events Causing Dissolution.......................................................................          48
Section 15.3      Notice of Dissolution............................................................................          49
Section 15.4      Liquidation......................................................................................          49
Section 15.5      Certain Restrictions on Liquidation Payments.....................................................          49
Section 15.6      Termination......................................................................................          49
ARTICLE XVI
MISCELLANEOUS
Section 16.1      Amendments.......................................................................................          50
Section 16.2      Amendment of Certificate of Formation............................................................          50
Section 16.3      Successors.......................................................................................          50
Section 16.4      Law; Severability................................................................................          50
Section 16.5      Filings..........................................................................................          50
Section 16.6      Power of Attorney................................................................................          51
Section 16.7      Exculpation......................................................................................          51
Section 16.8      Indemnification..................................................................................          51
Section 16.9      Additional Documents.............................................................................          52
Section 16.10     Notices..........................................................................................          52
Section 16.11     Nominee Letter...................................................................................          53
Section 16.12     Counterparts.....................................................................................          53

ANNEX A           -    Form of UBS AG Subordinated Guarantee Agreement
ANNEX B           -    Form of Administration Agreement
ANNEX C           -    By-Laws of the Company
ANNEX D           -    Form of Subordinated Note of UBS AG
ANNEX E           -    List of Initial Directors and Officers
ANNEX F           -    Investment Policies
ANNEX G           -    Form of Certificate Evidencing Company Preferred Securities
ANNEX H           -    Form of No Dividend Instruction
ANNEX I           -    Form of Nominee Letter

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       UBS PREFERRED FUNDING COMPANY LLC I


                  This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of UBS Preferred Funding Company LLC I, a Delaware limited liability company (the "Company"), is made as of -, 2000, among UBS AG, a bank organized under the laws of Switzerland (the "Bank"), as initial Securityholder (as defined below) and holder of the Company Common Securities (as defined below), and the Persons (as defined below), who may from time to time become additional Securityholders of the Company in accordance with the provisions hereof.

                                   WITNESSETH

                  WHEREAS, the Bank, as initial Securityholder, has formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del.C. Section 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company (the "Certificate of Formation") with the office of the Secretary of State of the State of Delaware on or about -, 2000, and has entered into the Limited Liability Company Agreement of the Company dated as of -, 2000 (the "Original Agreement");

                  WHEREAS, the Securityholders desire to amend and restate the Original Agreement as provided in this Amended and Restated Limited Liability Company Agreement of the Company (as amended, modified or supplemented from time to time in accordance with its terms, this "Agreement") and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement; and

                  WHEREAS, simultaneously with the Bank's execution and delivery of this Agreement, the Company and the Bank are executing and delivering the UBS AG Subordinated Guarantee Agreement, dated as of the date hereof, substantially in the form of Annex A hereto (as amended, modified or supplemented from time to time in accordance with its terms, the "Bank Subordinated Guarantee").

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholders hereby agree as follows:


                                    ARTICLE I
                                  DEFINED TERMS

                  Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                           "Administration Agreement" means the Administration Agreement between the Company and the Administrator, dated as of -, 2000, as amended, modified or supplemented from time to time in accordance with its terms (attached hereto as Annex B).

                           "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

                           "Administrator" means the branch of the Bank located in Stamford, Connecticut, in its capacity as the service provider under the Administration Agreement.

                           "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

                           "Affiliate Securities" means any securities issued by the Bank or a subsidiary of the Bank and includes the Subordinated Notes.

                           "Agreement" has the meaning specified in the second Recital of this Agreement.

                           "Applicable Procedures" means, with respect to any transfer or transaction involving a Company Preferred Security, the rules and procedures of the Clearing Agency for such Company Preferred Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                           "authorized person" has the meaning specified in
         Section 2.1(b).

                           "Available Distributable Profits" means, for any financial year of the Bank, (i) if there are no Bank Parity Securities outstanding, Distributable Profits for the immediately preceding financial year of the Bank, and (ii) if there are Bank Parity Securities outstanding, then an amount determined as the product of (x) Distributable Profits for such immediately preceding financial year of the Bank and (y) a ratio (I) the numerator of which is the aggregate amount of full dividends on the Company Preferred Securities to be paid on the Dividend Payment Dates which occur during the then current financial year (but excluding dividends paid on January of the current year and including dividends to be paid on January of the following year in the case of calculations occurring after October 2010) and
         (II) the denominator of which is the sum of the amount determined pursuant to clause (I) plus the aggregate amount of full dividends on the Bank Parity Securities to be paid on dividend payment dates which occur during the then current financial year.

                           "Bank" has the meaning specified in the Preamble of this Agreement.

                           "Bank Junior Obligations" means (i) ordinary shares of the Bank, (ii) each class of preferred or preference shares or similar securities of the Bank that ranks junior to the most senior ranking preferred or preference shares or similar securities of the Bank, (iii) any indebtedness, guarantee or support agreement or similar undertaking of the Bank in respect of any subsidiary securities that rank junior to the Bank Subordinated Guarantee.

                           "Bank Parity Securities" means (i) each class of preferred or preference shares or similar securities of the Bank that ranks equally with the most senior ranking preferred or preference shares or similar securities of the Bank and (ii) any securities issued by any subsidiaries of the Bank and entitled to the benefit of any guarantee or support agreement or similar undertaking of the Bank that ranks equally with the Bank Subordinated Guarantee.

                           "Bank Subordinated Guarantee" has the meaning specified in the third Recital to this Agreement.

                           A "Bankruptcy Event" shall be deemed to occur if (i) at any time the Bank's unconsolidated unsubordinated liabilities exceed its unconsolidated total assets (valued at the higher of their going-concern and their liquidation value), as calculated based on the most recent unconsolidated interim balance sheet of the Bank, and the unsubordinated creditors of the Bank do not agree to subordinate their claims to the extent that such liabilities exceed such assets; or (ii) the Swiss Federal Banking Commission exercises the broad discretion granted to it under Swiss Banking Law before the occurrence of such an excess as described in (i), above, by withdrawing the banking license of the affected bank, which has then been required to go into liquidation pursuant to Article 23 quinquies of the Swiss Banking Law. In the case of the occurrence of the events described in (i) above, the Board of Directors of the Bank, pursuant to Article 725 paragraph 2 of the Swiss Code of Obligations, must then notify the competent court of such excess and upon such notification, such court must declare the bankruptcy of the Bank in accordance with Article 725a paragraph 1 of the Swiss Code of Obligations and Article 35 paragraph 2 of the Swiss Banking Law.

                           "Board of Directors" means the Directors of the Company as constituted in accordance with the provisions of this Agreement and of the By-Laws.

                           "Business Day" means a day on which (i) the Trans-European Automated Real-Time Gross settlement Express Transfer system ("TARGET") is operating, (ii) banks are open for business and carrying out transactions in U.S. dollars in London and Luxembourg, and
         (iii) banks are open for business in Wilmington, Delaware, U.S.A.

                           "By-Laws" means the By-Laws of the Company in the form of Annex C hereto, as they may be amended from time to time by the Board of Directors of the Company in accordance with the provisions of this Agreement (which By-Laws are, for all purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

                           "Calculation Agent" means -.

                           "Capital Event" means the determination by the Bank after consultation with the Swiss Federal Banking Commission that the Company Preferred Securities cannot be included in calculating the Tier 1 capital of the Bank on a consolidated basis.

                           "Capital Limitation" has the meaning specified in
         Section 7.3(b)(iii).

                           "Cayman Islands Branch" means the branch of the Bank located in the Cayman Islands.

                           "Certificate of Designations" means a Certificate of Designations establishing the terms and conditions of the Company Preferred Securities or the Company Parity Preferred Securities adopted by the Board of Directors pursuant to Section 7.2(a) and any and all amendments thereof.

                           "Change in Tax Law" means the receipt by the Bank of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, the United States or the Cayman Islands, as appropriate, experienced in such matters to the effect that an event of the type described in clause (A), (B) or (C) of the definition of "Tax Event" has occurred or will occur as a result of
         (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any Administrative Action or any amendment to, clarification of, or change in the official position or Bank interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Company Preferred Securities.

                           "Clearing Agency" means an organization registered as a "clearing pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

                           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                           "Clearstream" means Clearstream societe anonyme.

                           "Closing Date" means a "closing date" or "time of delivery" under the Underwriting Agreement.

                           "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section (Section) of the Code (or any Treasury regulation promulgated thereunder) refers not only to such section but also to any corresponding provision of any United States federal tax statute (or any Treasury regulation promulgated thereunder) enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                           "Common Securityholder" means a Securityholder that owns one or more Company Common Securities. Initially, the Bank will be the only Common Securityholder.

                           "Company" has the meaning specified in the Preamble of this Agreement.

                           "Company Common Securities" means the securities of the Company representing the common limited liability company interests in the Company described in this Agreement.

                           "Company Junior Securities" means the Company Common Securities and any classes or series of equity securities of the Company (representing limited liability company interests in the Company) now or hereafter issued, other than any class or series of equity securities of the Company (representing limited liability company interests in the Company) expressly designated as being on parity with the Company Preferred Securities as to dividend rights and rights upon dissolution, liquidation or winding up of the Company.

                           "Company Parity Preferred Securities" means any class or series of equity securities of the Company (representing limited liability company interests in the Company) expressly designated as being on parity with the Company Preferred Securities as to dividend rights and rights upon dissolution, liquidation or winding up of the Company.

                           "Company Preferred Certificate" means a certificate substantially in the form attached hereto as Annex G, evidencing the Company Preferred Securities held by a Preferred Securityholder, which has been duly executed as provided in Section 13.4.

                           "Company Preferred Securities" means the -%
         Noncumulative Company Preferred Securities, aggregate liquidation preference $-, offered by the Company pursuant to a Prospectus dated -, 2000 together with any subsequent offering by the Company of -% Noncumulative Company Preferred Securities (each representing a preferred limited liability company interest in the Company).

                           "Company Security" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Securityholder may be entitled as provided in this Agreement, together with the obligations of a Securityholder to comply with all of the terms and provisions of this Agreement, and includes the Company Junior Securities, the Company Preferred Securities and the Company Parity Preferred Securities from time to time outstanding.

                           "Delaware Act" has the meaning specified in the first Recital of this Agreement.

                           "Definitive Dividend" means, as to a Dividend Payment Date and related Dividend Period, dividends that are due and payable because (i) they are not limited by the Capital Limitation and (ii) either (x) they are with respect to a Mandatory Dividend Payment Amount due on a Mandatory Dividend Payment Date or (y) a No Dividend Instruction was not delivered and they are not limited by the Distributable Profits Limitation.

                           "Determination Date" for a Dividend Period or Interest Period (as applicable) means two London Banking Days preceding the first day of that Dividend Period or Interest Period (as applicable).

                           "Directors" means each of the Persons listed as directors on Annex E hereto until such Persons shall resign or otherwise be duly removed as a Director, and each Person who may from time to time be designated to serve as a successor to any Director of the Company or as an additional Director of the Company, in each case in accordance with the provisions of this Agreement and of the By-Laws.

                           "Distributable Profits" means, for any financial year of the Bank, profit that may be distributed in accordance with Swiss law then applicable. Currently, for any financial year of the Bank, distributable profits are equal to profit brought forward, plus profit for the period, minus appropriation to general statutory reserve plus other reserves, each as shown in the audited unconsolidated balance sheet and statement of appropriation of retained earnings of the Bank and as determined in accordance with accounting standards applicable under Swiss law.

                           "Distributable Profits Limitation" means the limitation on dividends specified in Section 7.3(b)(iv).

                           "Distributable Profit Limitation Certificate" has the meaning specified in Section 7.3(b)(iv).

                           "Dividend Payment Date" has the meaning specified in
         Section 7.3(b)(i).

                           "Dividend Period" has the meaning specified in
         Section 7.3(b)(i).

                           "dividends" means, when used with respect to Company Preferred Securities, distributions on the Company Preferred Securities in the amounts and in the manner set forth in this Agreement.

                           "DTC" means The Depository Trust Company.

                           "Eligible Investments" means, pursuant to the Investment Policies, the assets or investments which the Company may hold and consist of (i) the Subordinated Notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount of $-, and
         (ii) other securities issued by the Bank acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of the Bank.

                           "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                           "Financial Year" means, with respect to the Company,
         (i) the period commencing upon the formation of the Company and ending on December 31, 2000 and (ii) any subsequent twelve month period commencing on January 1 and ending on December 31 and, with respect to the Bank, means any twelve-month period commencing on January 1 and ending on December 31.

                           "Investment Company Act Event" means the receipt by the Bank of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is an "investment company" within the meaning of the 1940 Act.

                           "Investment Policies" means the investment policies of the Company in the form of Annex F hereto, as amended from time to time by the Board of Directors of the Company in accordance with the provisions of this Agreement (which investment policies are, for purposes of this Agreement, deemed to be incorporated herein and to be a part hereof).

                           "Junior Creditors" means all holders of any Bank.

                           "liquidation preference" means, with respect to each Company Preferred Security, as of any time of determination, the liquidation preference thereof as specified in Section 7.3(a).

                           "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                           "majority (or other stated percentage) in liquidation preference" means Preferred Securityholder(s) who are the record owners of Company Preferred Securities the aggregate liquidation preference of which represent more than 50% (or not less than the stated percentage) of the aggregate liquidation preference of all Company Preferred Securities then outstanding.

                           "Make Whole Amount" as applied to a redemption of the Company Preferred Securities means the greater of (i) 100% of the liquidation preference of the Company Preferred Securities and (ii) as determined by a Quotation Agent (as defined below), the sum of the present value of the liquidation preference of the Company Preferred Securities together with the present values of scheduled payments of dividends accrued from the date of redemption to the Dividend Payment Date in October 2010 (the "Remaining Life"), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

                           For purposes of determining the Make Whole Amount:

                                    "Adjusted Treasury Rate" means, with respect
                  to any redemption date, the Treasury Rate plus .75.

                                    "Comparable Treasury Issue" means, with
                  respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the Interest Payment Date and Dividend Payment Date in October 2010, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

                                    "Comparable Treasury Price" means (A) the
                  average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

                                    "Quotation Agent" means UBS Warburg LLC and
                  its successors, except that if UBS Warburg LLC shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury dealer"), the Corporation will designate another Primary Treasury Dealer.

                                    "Reference Treasury Dealer" means (i) the
                  Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Company.

                                    "Reference Treasury Dealer Quotations"
                  means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                                    "Treasury Rate" means (i) the yield, under
                  the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (or if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

                           "Mandatory Dividend Payment Amount" has the meaning specified in Section 7.3(b)(ii).

                           "Mandatory Dividend Payment Date" has the meaning specified in Section 7.3(b)(ii).

                           "1940 Act" means the Investment Company Act of 1940, as amended.

                           "No Dividend Instruction" has the meaning specified in Section 9.3.

                           "Nondefinitive Dividends" means, as to a Dividend Payment Date and related Dividend Period, dividends that are not Definitive Dividends.

                           "Officers" means each of the Persons listed as an Officer on Annex E hereto until such Persons shall resign or otherwise be duly removed as an Officer and each Person who may from time to time be duly appointed an Officer by the Board of Directors or pursuant to Section 6.1(b) and acting in accordance with the provisions of this Agreement and of the By-Laws.

                           "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company, and who shall be reasonably acceptable to the Registrar.

                           "Original Agreement" has the meaning specified in the first Recital of this Agreement.

                           "Owner" means each Person who is the record owner reflected on the securities register maintained by the Registrar.

                           "Paying Agency Agreement" means the Paying Agency Agreement, dated -, 2000, between the Company and - pursuant to which the Company appointed - as paying agent for the Company Preferred Securities.

                           "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                           "Power of Attorney" means the power of attorney granted pursuant to Section 16.6.

                           "Preferred Securityholder" means a Securityholder that holds Company Preferred Securities or Company Parity Preferred Securities.

                           "Prospectus" means the prospectus, dated -, 2000, pursuant to which the Company Preferred Securities and the Trust Preferred Securities are being offered.

                           "Purchase Price" for any Company Preferred Security means the amount paid per $1000 of liquidation preference of such Company Preferred Security pursuant to an Underwriting Agreement under which such Company Preferred Securities are being purchased, payment of which shall constitute the contribution to capital contemplated by
         Section 4.3.

                           "Rating Agency" means, at any time, Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, if either one is rating the Company Preferred Securities at the time or, if neither is providing a rating for the Company Preferred Securities at such time, then a "nationally recognized statistical rating organization" as that term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                           "Registrar" has the meaning specified in Section 13.5(a).

                           "Registrar and Transfer Agency Agreement" means the Registrar and Transfer Agency Agreement, dated as of -, 2000, between the Company and -, pursuant to which the Company has appointed - as registrar and transfer agent for the Company Preferred Securities, as such agreement may be amended, modified or supplemented from time to time.

                           "Relevant Period" means (i) in the case of Bank Parity Securities that pay dividends less frequently than semi-annually, one year and (ii) in the case of Bank Parity Securities that pay dividends semi-annually or more frequently than semi-annually, six months (in each case ending on or including the date on which the related dividend on a Bank Parity Security is paid but not including the corresponding day in the month that is twelve or six months prior thereto).

                           "Securities Act" means the Securities Act of 1933, as amended.

                           "Securities Register" has the meaning specified in
         Section 13.5(a).

                           "Securityholder" means any Person that holds a Company Security and is admitted as a member and securityholder pursuant to the provisions of this Agreement and of the Delaware Act, in its capacity as a securityholder and as a member of the Company. For purposes of the Delaware Act, the Common Securityholders and the Preferred Securityholders shall constitute separate classes or groups of Securityholders and of members.

                           "Subordinated Notes" means the Subordinated Notes issued by the Cayman Islands Branch, having an aggregate principal amount of $- in substantially the form of Annex D hereto.

                           "Swiss Banking Law" means the Swiss Federal Law Relating to Banks and Savings Banks of November 8, 1934, as amended.

                           "Swiss Federal Banking Commission" means the Swiss Federal Banking Commission of Switzerland and, if any successor governmental authority succeeds to the bank regulatory functions of the Swiss Federal Banking Commission in Switzerland, such successor governmental authority; provided, however, that if the Bank becomes domiciled in a jurisdiction other than Switzerland, then each reference herein to the Swiss Federal Banking Commission shall be deemed to instead refer to the governmental authority having primary regulatory authority with respect to the Bank's capital adequacy in such other jurisdiction.

                           "Tax Event" means the receipt by the Bank of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any Administrative Action or any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or decision is announced on or after the date of issuance of the Company Preferred Securities, there is more than an insubstantial risk that (A) the Company or the Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the Subordinated Notes and with respect to any payments on the Trust Preferred Securities, (C) the Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the Company Preferred Securities or the Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the Trust Preferred Securities, or (D) the treatment of any of the Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of the Bank related to the Subordinated Notes or its ownership of the Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by the Company or the Bank, will not be respected by a taxing authority, as a result of which the Company or the Bank is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by the Company or the Bank taking reasonable measures available to it without any adverse effect on or material cost to the Bank or the Company (as determined by the Bank in its sole discretion).

                           "Tax Matters Partner" means the party designated as such in Section 11.1(a).

                           "Telerate Page 3750" means the display designated as "Page 3750" on the Bridge/Telerate Service (or such other page as may replace Page 3750) on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

                           "Transaction Documents" has the meaning specified in
         Section 6.1(e)(i).

                           "Transfer Agent" has the meaning specified in Section 13.5(a).

                           "Trust" means, with respect to the Company Preferred Securities, UBS Preferred Funding Trust I, a Delaware statutory business trust, and, with respect to any Company Parity Preferred Securities, such Trust or another trust performing a substantially similar function with respect to such Company Parity Preferred Securities.

                           "Trust Certificates" means, with respect to Company Preferred Securities issued through the Trust, the certificates issued by the Trust representing ownership of such Company Preferred Securities.

                           "Trust Preferred Securities" means the -%
         Noncumulative Trust Preferred Securities, aggregate liquidation amount $1,500,000,000, offered by the Trust pursuant to the Prospectus together with any subsequent offering by the Trust of -% Noncumulative Trust Preferred Securities, in each case representing an equal number of Company Preferred Securities.

                           "Underwriting Agreement" means an underwriting agreement among the Company, the Bank and one or more underwriters or initial purchasers relating to the Company Preferred Securities or a series of the Company Parity Preferred Securities (and, if the Company Preferred Securities or the series of Company Parity Preferred Securities are being held through a Trust (such as UBS Preferred Funding Trust I in the case of the -% Noncumulative Company Preferred Securities), the related trust certificates).

                           "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

                           "U.S. dollars," "dollars," "U.S.$" and "$" mean the currency of the United States of America.

                  Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                   ARTICLE II
                             CONTINUATION AND TERM;
                          ADMISSION OF SECURITYHOLDERS

                  Section 2.1  Continuation.

                  (a) The Securityholders hereby agree to the continuation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and of this Agreement and agree that the rights, duties and liabilities of the Securityholders shall be as provided in the Delaware Act, except as otherwise provided herein or in the By-Laws.

                  (b) Any Person designated as an "authorized person" by the Board of Directors is authorized to execute, deliver and file on behalf of the Company any and all amendments to and restatements of the Certificate of Formation, as an authorized person within the meaning of the Delaware Act.

                  Section 2.2 Admission of Securityholders. Upon the execution of this Agreement, the Bank shall become and be designated as, automatically and without any further act on the part of any Person being necessary, the Common Securityholder. Without execution of this Agreement, upon the payment to the Company for the Company Preferred Securities being acquired by a Person in connection with the issuance of the Company Preferred Securities on the Closing Date pursuant to the terms of the related Underwriting Agreement, which action shall be deemed to constitute a request by such Person that the books and records of the Company reflect its admission as a Preferred Securityholder, such Person shall thereupon be admitted to the Company as a Preferred Securityholder and shall be bound by all the terms and conditions hereof and of the Company Preferred Securities.

                  Section 2.3 Name. The name of the Company being formed hereby is "UBS Preferred Funding Company LLC I". The Company will maintain "UBS" as part of its name for as long as any Trust Preferred Securities of the Trust remain outstanding unless, because of a merger or other business combination involving the Bank or a change by the Bank of its own name, inclusion of "UBS" as part of the Company's name is no longer appropriate. Subject to such limitation, the business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Board of Directors.

                  Section 2.4 Term. The term of the Company shall commence upon the date the Certificate of Formation shall have been filed in the office of the Secretary of State of the State of Delaware and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of the Delaware Act and this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation in the manner required by the Delaware Act.

                  Section 2.5 Registered Agent and Office. The Company's registered agent in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered office in the State of Delaware shall be c/o the registered agent. At any time, the Board of Directors may designate another registered agent and/or registered office.

                  Section 2.6 Principal Executive Offices. The principal executive offices of the Company shall be at -. The Board of Directors may change the location of the Company's principal place of business; provided, however, that such change has no material adverse effect upon any Preferred Securityholder.

                  Section 2.7 Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification or registration is required by law or deemed advisable by the Board of Directors. Each Person designated by the Board of Directors as an "authorized person" is authorized to execute, deliver and file on behalf of the Company any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in each jurisdiction in which the Board of Directors has determined that the Company shall conduct business.


                                   ARTICLE III
                       PURPOSE AND POWERS OF THE COMPANY;
                           BY-LAWS; SUPPORT AGREEMENT

                  Section 3.1 Purposes and Powers. The sole purposes of the Company are to issue Company Preferred Securities, Company Parity Preferred Securities and Company Common Securities and to use substantially all of the proceeds thereof to acquire and hold the Subordinated Notes and other Eligible Investments and, except as otherwise expressly limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as the Board of Directors may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Company in all events without causing the Company to be treated as other than a partnership that is not a publicly traded partnership for U.S. federal income tax purposes. The Company may not conduct any other business or operations except as contemplated by the preceding sentence. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes of the Company as set forth herein.

                  Section 3.2 By-Laws. The Board of Directors, Officers and Securityholders shall be subject to the express provisions of this Agreement and of the By-Laws. In case of any conflict between any provisions of this Agreement and any provisions of the By-Laws, the provisions of this Agreement shall control.

                  Section 3.3 Bank Subordinated Guarantee. Upon execution and delivery of the Bank Subordinated Guarantee by the Company and the Bank, the provisions of the Bank Subordinated Guarantee shall be deemed to be incorporated herein and to be a part hereof except to the extent any such provisions shall conflict with any express provisions of this Agreement or of the Delaware Act.


                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS, ALLOCATIONS AND SECURITIES

                  Section 4.1 Form of Contribution. The contribution to the Company with respect to a Securityholder may, as determined by the Board of Directors in its discretion, be in cash or other legal consideration.

                  Section 4.2 Contributions with Respect to the Common Securityholders. The Common Securityholder shall contribute to the Company on or prior to the issuance of the Company Preferred Securities, cash in this amount of $-.

                  Section 4.3 Contributions with Respect to the Preferred Securityholders. On each Closing Date, there shall be contributed to the capital of the Company, with respect to each Person who purchases a Company Preferred Security on such Closing Date, an amount in cash equal to the Purchase Price for such Company Preferred Security (such amount being such Person's capital contribution to the Company). Preferred Securityholders, in their capacity as Securityholders of the Company, shall not be required to make any additional contributions to the Company (except as may be required by law).

                  Section 4.4 Allocation of Profits and Losses. Except as otherwise provided in Section 7.3, the profits and losses of the Company for any Financial Year (or portion thereof) shall be allocated as follows:

                           (a) all gains and losses resulting from any disposition (including, without limitation, any redemption or prepayment) of assets by the Company shall be allocated 100% to the Common Securityholders;

                           (b) except as otherwise provided in a Certificate of Designations, net profit of the Company (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 4.4) shall be allocated (i) pro rata among the Preferred Securityholders until the amount so allocated equals the amount of dividends paid during such Financial Year (or portion thereof), as determined on a daily accrual basis with respect to the Company Preferred Securities or Company Parity Preferred Securities held by such Preferred Securityholder, as adjusted pursuant to Sections 7.3 and
         4.3 or in any Certificate of Designations after the delivery of a No Dividend Instruction, and (ii) thereafter to the Common Securityholders; and

                           (c) expenses, deductions and net loss of the Company (determined without regard to the amount of any gains and losses described in subparagraph (a) of this Section 4.4) shall be allocated 100% to the Common Securityholders.

Notwithstanding the foregoing, the Tax Matters Partner shall have the power to alter any such allocations for federal, state, and local income tax purposes if such alteration is necessary to cause such allocations to have "substantial economic effect" (within the meaning of Treasury regulation 1.704-1(b)(2)) or to ensure that such allocations are otherwise in accordance with the interests of the Securityholders (within the meaning of Treasury regulation 1.704-1(b)(3)) determined on the basis of the economic arrangements of the parties as described in this Agreement.

                  Section 4.5 Withholding. The Company shall comply with any withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. Subject to the provisions of Section 7.3 to the extent that the

Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Securityholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to such Securityholder. The Company will, however, be required to pay additional amounts so that the net amount received by a Preferred Securityholder after withholding will not be less than the Mandatory Dividend Payment Amount then due and payable as described in Section 7.3(c). To the fullest extent permitted by law, in the event of any claimed over-withholding, Securityholders shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may reduce subsequent distributions by the amount of such withholding, except with respect to distributions on the Company Preferred Securities. Each Securityholder, by its acceptance of Securities, shall be deemed to agree to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

                  Section 4.6 Securities as Personal Property. Each Securityholder hereby agrees that its Company Securities shall for all purposes be personal property. A Securityholder has no interest in specific property of the Company.


                                    ARTICLE V
                                 SECURITYHOLDERS

                  Section 5.1 Powers of Securityholders. The Securityholders shall have the power to exercise any and all rights or powers granted to the Securityholders pursuant to the express terms of this Agreement and of the By-Laws and shall be subject in all respects to the provisions hereof and thereof.

                  Section 5.2 Partition. Each Securityholder waives any and all rights that it may have to maintain an action for partition of the property of the Company.

                  Section 5.3 Resignation. A Securityholder may resign from the Company prior to the dissolution and winding up of the Company only upon the assignment of its entire ownership interest in any Company Securities (including by any redemption, repurchase or other acquisition by the Company of such Company Securities) in accordance with the provisions of this Agreement. A resigning Securityholder shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Company Securities except as otherwise expressly provided for in this Agreement.

                  Section 5.4 Liability of Securityholders. (a) Except as otherwise required by the Delaware Act, (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and (ii) no Securityholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Securityholder of the Company.

                  (b) A Securityholder, in its capacity as such, shall have no liability in excess of (i) the amount of its capital contributions, (ii) its share of any assets and undistributed profits of the Company, (iii) any amounts required to be paid by such Securityholder pursuant to this Agreement or any payment and/or indemnity in connection with the registration of transfers of Company Securities and (iv) the amount of any distributions wrongfully distributed to it to the extent set forth in the Delaware Act.


                                   ARTICLE VI
                                   MANAGEMENT

                  Section 6.1 Management of the Company.

                  (a) Except as otherwise expressly provided in this Agreement or in the By-Laws or as required in the Delaware Act, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Board of Directors, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company, including the right to appoint Officers and to authorize any Officer to act on behalf of the Company. Any action taken by the Board of Directors or any duly appointed and acting Officer in accordance with this Agreement or the By-Laws shall constitute the act of, and shall serve to bind, the Company.

                  (b) The number of directors of the Company initially shall be three, which number may be increased as provided in this Agreement, in any Certificate of Designations or in the ByLaws, but shall never be less than three nor more than five. The names of the Directors who shall serve until the first annual meeting of Securityholders and until their successors are duly elected and qualify, are set forth in Annex E hereto. These Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of Securityholders in the manner provided in the By-Laws. The names of the initial Officers, and their offices, are set forth in Annex E hereto. Each such Officer shall have the duties and responsibilities that would apply to his or her office if the Company were a corporation established under the Delaware General Corporation Law, except to the extent that the Directors from time-to-time determine otherwise.

                  (c) Each member of the Board of Directors shall be a "manager" of the Company for all purposes of, and within the meaning of, the Delaware Act.

                  (d) Without limiting the generality of the foregoing, and subject to the provisions of Section 6.2, the Board of Directors shall have all authority, rights and powers in the management of the business of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, provided that in exercising its authority, rights and powers in the management of the business of the Company, the Board of Directors shall use commercially reasonable efforts in order that any such action does not cause the Company to be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code), including by way of illustration, but not by way of limitation, the following:

                           (i) to authorize the Company or any Officer of the Company on behalf of the Company, to engage in transactions and dealings, including transactions and dealings with any Securityholder or any Affiliate of any Securityholder and including the entering into and performance by the Company of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other Person shall render or make available to the Company managerial, investment, advisory or related services, office space and other services and facilities upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Company);

                           (ii) to call meetings of Securityholders or any class
                  or series thereof;

                           (iii) to issue Company Securities, including Company Common Securities and Company Preferred Securities, in accordance with the provisions of this Agreement;

                           (iv) to pay all expenses incurred in forming the
                  Company to the extent not paid by the Bank;

                           (v) to purchase, hold and dispose of Eligible Investments in accordance with the Investment Policies established from time to time by the Board of Directors and otherwise in accordance with the provisions of this Agreement;

                           (vi) to authorize (A) the entering into by the Company of the Administration Agreement, the Registrar and Transfer Agency Agreement and the Paying Agency Agreement and (B) the performance by the Company of its obligations thereunder;

                           (vii) to authorize (A) the entering into by the Company of the Underwriting Agreement and (B) the performance by the Company of its obligations thereunder, including the offer and sale of the Company Preferred Securities pursuant thereto;

                           (viii) to authorize (A) the entering into by the Company of the Bank Subordinated Guarantee and (B) the performance by the Company of its obligations thereunder;

                           (ix) to authorize (A) the entering into by the Company of similar agreements (or other agreements not inconsistent herewith) in the future and (B) the performance by the Company of its obligations thereunder;

                           (x) to authorize, suspend, pay, declare or otherwise determine and make dividends, in cash or otherwise, on Company Securities, in accordance with the provisions of this Agreement and of the Delaware Act;

                           (xi) to establish, when a record date is not otherwise established by this Agreement, record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

                           (xii) to establish or set aside in their discretion any reserve or reserves for contingencies and for any other proper Company purpose;

                           (xiii) to redeem or repurchase on behalf of the Company, Company Securities which may be so redeemed or repurchased in accordance with the provisions of this Agreement;

                           (xiv) to appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all Persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Directors deem necessary or desirable for the management and operation of the Company;

                           (xv) to incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, rent and insurance;

                           (xvi) to acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Board of Directors shall determine;

                           (xvii) to open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions, which bank accounts if opened prior to one month after the Closing Date for the Company Preferred Securities may be opened by any Officer that is authorized to do so by a written consent of any Director;

                           (xviii) to effect a dissolution or liquidation of the Company, if the Bank is liquidated, whether voluntarily or involuntarily, subject to applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission, and to act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with and subject to the provisions of this Agreement and of the Delaware Act;

                           (xix) to bring and defend on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

                           (xx) to prepare and cause to be prepared reports, statements and other relevant information for distribution to Securityholders as may be required or determined to be appropriate by the Board of Directors from time to time;

                           (xxi) to prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company;

                           (xxii) to execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing;

                           (xxiii) to purchase and maintain on behalf of the Company insurance to protect any Director or Officer against any liability asserted against him or her, or incurred by him or her, arising out of his or her status as such, and

                           (xxiv) to amend this Agreement in accordance with
Section 16.1.

                  (e) (i) Notwithstanding anything in this Agreement to the contrary, without the need for consent of any other Person, including the Board of Directors, the Company is authorized to purchase the Subordinated Notes and to enter into and perform the Underwriting Agreement relating to the Company Preferred Securities (including the offer and sale of the Company Preferred Securities pursuant thereto), the Subordinated Notes Purchase Agreement, the Bank Subordinated Guarantee, the Administration Agreement, the Paying Agency Agreement, the Calculation Agency Agreement, the member interest certificates in respect of the Company Preferred Securities, the Registrar and Transfer Agency Agreement relating to the Company Preferred Securities, the Registrar and Transfer Agency Agreement relating to the Trust Preferred Securities, the Amended and Restated Trust Agreement of the Trust and amendments and restatements thereof, and other similar agreements (and other agreements not inconsistent therewith) (the "Transaction Documents") and any Officer or Director of the Company may (A) on behalf of the Company, execute and deliver, and cause the Company (1) to perform its obligations under, (2) to satisfy any conditions required to be satisfied by the Company as a condition precedent to the effectiveness of, and (3) to take such other actions as such Officer or Director may deem appropriate with respect to, each of the Transaction Documents; and (B) cause the Company to issue Company Common Securities and the Company Preferred Securities on the Closing Date under the Purchase Agreement relating to Company Preferred Securities in accordance with this Agreement.

                  (ii) Subject to the provisions of Section 6.2 below, the expression of any power or authority of the Board of Directors shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

                  (f) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Company and every Securityholder: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of the Company Securities or the payment of other distributions on the Company Securities; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose or time of creation of any gain or loss on disposition of the Company's assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company; and any matters relating to the acquisition, holding and disposition of any assets by the Company.

                  (g) The Board of Directors shall cause the Company to use its available funds, after satisfaction of the Company's liabilities and other obligations, for distributions to Securityholders in accordance with this Agreement, and establishment by the Company of such reserves as the Board of Directors shall deem to be necessary or appropriate to purchase Eligible Investments in accordance with the Investment Policies, as such policies and guidelines may be changed from time to time by the Board of Directors as provided herein; provided that such new policies and guidelines cannot be inconsistent with the express provisions of this Agreement.

                  Section 6.2 Limits on Board of Directors' Powers. Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall not cause or permit the Company to, and the Company shall not:

                           (a) acquire any assets other than as expressly provided in the Investment Policies;

                           (b) acquire any securities or other assets that give the Company U.S. source income;

                           (c) for so long as any Trust Certificates settle and clear through DTC, Euroclear or Clearstream, acquire or own any securities other than Eligible Investments;

                           (d) possess Company property for other than a Company purpose;

                           (e) admit a Person as a Securityholder, except as expressly provided in this Agreement;

                           (f) perform any act that would subject any Preferred Securityholder to liability for (A) the debts, obligations and liabilities of the Company in any jurisdiction, except as expressly provided in this Agreement, or (B) a tax on "unrelated business taxable income" under the Code as a consequence of such act;

                           (g) engage in any activity that would cause the Company to be treated as an association or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code);

                           (h) engage in any activity that is not consistent with the purposes of the Company, as set forth in Section 3.1 of this Agreement; or

                           (i) borrow money or enter into repurchase agreements, reverse repurchase agreements, or other securities lending transactions or take any action that could reasonably be expected to cause a Tax Event, Capital Event or Investment Company Act Event to occur.

                  Section 6.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Directors and of any duly appointed and acting Officers. In dealing with the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the By-Laws, no Person shall be required to inquire into the authority of the Board of Directors or any such Officer to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Board of Directors or any Officer duly appointed and acting as set forth in this Agreement or in the ByLaws.

                  Section 6.4 No Management by Any Preferred Securityholders. Except as otherwise expressly provided herein, no Preferred Securityholder, in its capacity as a Preferred Securityholder of the Company, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Preferred Securityholders, in their capacity as Preferred Securityholders of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

                  Section 6.5 Business Transactions of the Common Securityholder with the Company. Subject to Sections 6.1 and 6.2 of this Agreement and applicable law, a Common Securityholder and any of its Affiliates may hold deposits of, and enter into business transactions with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as Persons who are not a Common Securityholder or Affiliates thereof.

                  Section 6.6 Outside Businesses. Any Director, Officer, Securityholder or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Securityholders shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Director, Officer, Securityholder or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Director, Officer, Securityholder or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. Any Securityholder or Affiliate thereof may engage or be interested in any financial or other transaction with any other Securityholder or Affiliate thereof.

                  Section 6.7 Duties of Directors. The Board of Directors shall, in considering any proposed action or inaction with respect to the Subordinated Notes pursuant to Section 6.1(d), take into account the interest of both the Preferred Securityholders and the Bank, as owner of the Company Common Securities. To the fullest extent permitted by law, no member of the Board of Directors shall have any liability to any Preferred Securityholder or the Company for not voting to take any enforcement action under the Subordinated Notes in the event of a default by the Cayman Islands Branch in performing any of its obligations (including payment obligations) thereunder.

                  Section 6.8 Additional Directors. If at any time the aggregate of unpaid dividends on the Company Preferred Securities or any Company Parity Preferred Securities equals or exceeds an amount equal to three semi-annual dividend payments, the holders of Company Preferred Securities and any Company Parity Preferred Securities, voting together as a single class, will have the exclusive right to elect two additional directors. Holders of a majority (based on the aggregate liquidation preference) of Company Preferred Securities and Company Parity Preferred Securities may exercise this right by written consent or at a meeting of such holders called for such purpose. This meeting may be called at the request of any holder of Company Preferred Securities or Company Parity Preferred Securities. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the Company Preferred Securities for two consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of Company Preferred Securities and Company Parity Preferred Securities voting as described above.


                                   ARTICLE VII
                     COMPANY SECURITIES; SUBORDINATED NOTES

                  Section 7.1  Company Common Securities.

                  (a) The Bank, as the initial Common Securityholder, shall be deemed to have been issued - Company Common Securities upon its designation as the Common Securityholder pursuant to Section 2.2 of this Agreement. Upon issuance as provided in this Agreement, the Company Common securities so issued shall be deemed duly authorized, validly issued, fully paid and nonassessable.

                  (b) Company Common Securities shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement.

                  (c) The Common Securityholders will receive dividends out of interest payments received by the Company on the Subordinated Notes and other Eligible Investments, if any, not required to be applied to fund dividends with respect to the Company Preferred Securities or expenses of the Company. However, as long as the Company Preferred Securities or the Company Parity Preferred Securities are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to Company Common Securities unless full dividends on all Company Preferred Securities and Company Parity Preferred Securities have been paid as provided in Section 7.3.

                  (d) Subject to the rights, if any, of the Preferred Securityholders (to the limited extent provided in Section 8.1), all voting rights are vested in the Company Common Securities. The Common Securityholders are entitled to vote in proportion to the stated amounts represented by their Company Common Securities.

                  (e) If the Company dissolves, liquidates or winds up (whether voluntary or involuntary) after all debts and liabilities of the Company have been satisfied and there have been paid or set aside for the Preferred Securityholders the full preferential amounts to which such holders are entitled, the Common Securityholders will be entitled to share equally and ratably in any assets remaining.

                  Section 7.2 General Provisions Regarding Company Preferred Securities and Company Parity Preferred Securities.

                  (a) There is hereby authorized for issuance and sale Company Preferred Securities having an aggregate initial liquidation preference of $1,500,000,000. The specific designation, dividend rate, liquidation preference, redemption terms, voting rights, exchange limitations and other powers, preferences and special rights and limitations of the Company Preferred Securities are set forth in Section 7.3 hereof. Upon issuance as provided in this Agreement, the Company Preferred Securities and the Company Parity Preferred Securities (if any) so issued, shall be deemed duly authorized, validly issued, fully paid and nonassessable.

                  The Company has the power to create and issue additional preferred limited liability company interests in the Company that are junior to the Company Preferred Securities as to payment of dividends and payments of amounts upon dissolution, liquidation or winding up of the Company ("Company Junior Securities") or that are on a parity with the Company Preferred Securities as to payment of dividends and payments of amounts upon dissolution, liquidation or winding up of the Company ("Company Parity Preferred Securities") and admit the purchasers of such limited liability company interests to the Company as members of the Company. So long as any Company Preferred Securities remain outstanding, additional Company Parity Preferred Securities may be issued only with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of the Company Preferred Securities and Company Parity Preferred Securities, voting together as a single class, and only if the Bank Subordinated Guarantee is amended so that such Company Parity Preferred Securities benefit from the Bank Subordinated Guarantee in the same manner as the Company Preferred Securities without any adverse effect on holders of the Company Preferred Securities. See Section 7.3(h).

                  The Company may not, without the consent of each Preferred Securityholder, authorize, create or increase the authorized amount of, or issue any class or series of equity securities of or limited liability company interests in the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of or limited liability company interests in the Company, ranking prior to the Company Preferred Securities, either as to dividend rights or rights on dissolution, liquidation or winding up of the Company.

                  Subject to the express provisions of this Agreement and of the By-Laws, the Board of Directors shall have authority to fix the terms of Company Parity Preferred Securities that may be issued by the Company by adopting in accordance with the provisions of this Agreement a Certificate of Designations relating to such Company Parity Preferred Securities that shall set forth the preferences and other terms of such series, including without limitation the following: (1) the title and stated value of such series; (2) the number or amount by aggregate liquidation preference of securities of such series offered and the initial liquidation preference per security or minimum denomination of such series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such series; (4) whether such Company Parity Preferred Securities are cumulative or not and, if cumulative, the date from which dividends on such Company Parity Preferred Securities shall accumulate; (5) the provisions for a sinking fund, if any, for such series; (6) the provisions for redemption, if applicable, of such series; (7) any voting rights of such series; (8) the relative ranking and preferences of such series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (9) any limitations on issuance of any Company Parity Preferred Securities ranking senior to or on a parity with such series of Company Preferred Securities as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) whether such Company Parity Preferred Securities will be eligible for issuance as book-entry Company Parity Preferred Securities; and (11) any other specific terms, preferences, rights, limitations or restrictions of such series. Upon such adoption by the Board of Directors, each such Certificate of Designations shall thereupon be incorporated into and deemed to be part of this Agreement.

                  (b) All Company Preferred Securities and Company Parity Preferred Securities shall rank senior to all Company Junior Securities in respect of the right to receive dividends or other distributions and the right to receive payments out of the assets of the Company upon voluntary or involuntary dissolution, winding-up or termination of the Company in accordance with the provisions hereof (subject to the provisions of Section 7.3 or any Certificate of Designations). All Company Preferred Securities and Company Parity Preferred Securities redeemed, purchased or otherwise acquired by the Company shall be canceled. The Company Preferred Securities and Company Parity Preferred Securities shall be issued in registered form only.

                  (c) Neither the Bank, the Company nor any of their respective Affiliates shall have the right to vote or give or withhold consent with respect to any Company Preferred Security or Company Parity Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Preferred Securityholders may vote or give or withhold consent as provided in this Agreement, Company Preferred Securities and Company Parity Preferred Securities owned by any of the Bank, the Company or any of their respective Affiliates shall be treated as if they were not outstanding.

                  (d) Anything in this Agreement to the contrary notwithstanding:

                           (i) as long as any Company Preferred Securities are outstanding, other Company Parity Preferred Securities may not be redeemed or repurchased unless the Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of the outstanding Company Preferred Securities or each Rating Agency then rating the Company Preferred Securities informs the Company in writing that the redemption or repurchase of such Company Parity Preferred Securities would not result in a reduction or withdrawal of the rating then assigned by that Rating Agency to the Company Preferred Securities, and

                           (ii) as long as any Company Preferred Securities or Company Parity Preferred Securities remain outstanding, the Company may issue or authorize the issuance of any Company Parity Securities or Company Parity Preferred Securities only with the approval of the holders of two-thirds (based on the aggregate liquidation preference) of the Company Preferred Securities and Company Parity Preferred Securities, voting together as a single class, and only if the Bank Subordinated Guarantee is amended prior thereto so that such additional Company Parity Preferred Securities benefit from the Bank Subordinated Guarantee in substantially the same manner as the Company Preferred Securities without any adverse effect on the holders of the Company Preferred Securities.

                  (e) In purchasing Company Preferred Securities or Company Parity Preferred Securities, each Preferred Securityholder agrees with the Bank and the Company that the Bank, the Company and the Preferred Securityholders (i) will treat Preferred Securityholders as holders of the Company Preferred Securities or Company Parity Preferred Securities for all purposes, and not as the holders of an interest in the Bank, the Cayman Islands Branch or in any other Person and (ii) will follow allocations made by the Company pursuant to
Section 4.4 of this Agreement.

                  Section 7.3  Company Preferred Securities.

                  (a) Designation. There shall hereby be designated as a series of preferred limited liability company interests in the Company a series identified as the Company's "-% Noncumulative Company Preferred Securities", liquidation preference $1000 per security and aggregate liquidation preference $1,500,000,000 (the "Company Preferred Securities").

                                                                     Exhibit 3.4

                  The holders of the Company Preferred Securities (or of any other Company Security) will have no preemptive rights with respect to any limited liability company interests in the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such securities. Company Preferred Securities will not be convertible into Company Common Securities or any other class or series of limited liability company interests in the Company and will not be subject to any sinking fund or other obligation of the Company for its repurchase or retirement.

                  A Company Preferred Security shall be represented by the corresponding Company Preferred Certificate.

                  (b) Dividends.

                        (i) Dividends on the Company Preferred Securities will be payable from the date of initial issuance on a noncumulative basis, through October 2010 semi-annually in arrears on April [--] and October [--] of each year and thereafter on January [--], April [--], July [--] and October [--] of each year (each a "Dividend Payment Date" and each period from and including a Dividend Payment Date, or the date of initial issuance as applicable, to but not including the next Dividend Payment Date, a "Dividend Period") for the Dividend Period then ending, but only if the Company has legally available funds for such purpose and satisfies the other qualifications described below. Dividends will be payable on the liquidation preference (i) for each Dividend Period through the Dividend Period ending on the Dividend Payment Date in October 2010, at a fixed rate per annum on the liquidation preference equal to [--]% (calculated on the basis of a year of twelve 30-day months) and (ii) for each dividend period commencing on such Dividend Payment Date and thereafter, at a floating rate per annum on the liquidation preference equal to [--]% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year). Dividends will be mandatorily due and payable in the circumstances described in Section 7.3(b)(ii) below, except that dividends will never be mandatorily due and payable if the Capital Limitation described below in Section 7.3(b)(iii) applies. If dividends on a Dividend Payment Date are neither mandatorily due and payable nor prohibited by application of the Capital Limitation, then (i) payment of dividends on the Company Preferred Securities will be limited by the Bank's Available Distributable Profits (see Section 7.3(b)(iv), below) and (ii) if the Bank delivers, on or before the tenth Business Day immediately preceding such Dividend Payment Date, an instruction (a "No Dividend Instruction") to the Company not to pay dividends on such Dividend Payment Date or to pay less than full dividends on such Dividend Payment Date, dividends payable on the related Dividend Payment Date will be limited as provided in such No Dividend Instruction (see Section 7.3(b)(v) below).

                           If any dividends will be payable on the Company Preferred Securities on a day that is not a Business Day, those dividends will instead be paid on the next Business Day. No interest or other payment will be due as a result of any such adjustment.

                           LIBOR, with respect to a Determination Date, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Determination Date that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., London time, on that Determination Date.

                           The Calculation Agent will request the principal London office of each of such banks to provide a quotation at its rate. If at least two such quotations are provided, LIBOR with respect to that Determination will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in New York City selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., New York City time, on that Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Determination Date and in a principal amount equal to an amount of not less than $1,000,000. However, if the banks selected by the Calculation Agent to provide quotations are not quoting as mentioned in this paragraph, LIBOR for the applicable period will be the same as LIBOR as determined on the previous Determination Date.

                           All percentages resulting from any calculations on the Company Preferred Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

                           (ii) The Company is required to pay dividends on the Company Preferred Securities in three circumstances, as follows:

                                    (A) If the Bank declares or pays dividends
                  or makes any other payment or distribution on any Bank Junior Obligations and the Capital Limitation does not apply, then the Company will be required to pay full dividends on the

                  Company Preferred Securities during the one-year period beginning on and including the earlier of the date on which such dividend was declared or the date on which such dividend or other payment was made.

                                    (B) If the Bank or any of its subsidiaries
                  redeems, repurchases or otherwise acquires any Bank Parity Securities or Bank Junior Obligations for any consideration, except by conversion into or exchange for shares or Junior Obligations of the Bank and except as described below (and provided that the Capital Limitation does not apply), then the Company will be required to pay dividends on the Company Preferred Securities during the one-year period beginning on and including the date on which such redemption, repurchase or other acquisition occurred.

                                    (C) If (x) the Bank or any of its
                  subsidiaries declares or pays any dividends or makes any other payment or distribution on any Bank Parity Securities on any date and (y) during the Relevant Period ending on and including such date there occurred a Dividend Payment Date as to which the Company paid no dividends or less than full dividends on the Company Preferred Securities, and provided that the Capital Limitation does not apply, then on that date the Company will be required to pay a special dividend on the Company Preferred Securities. The special dividend will be payable on that date whether or not that date is otherwise a Dividend Payment Date and, if it is a Dividend Payment Date, will be in addition to any other dividends required to be paid on such Dividend Payment Date. The special dividend will be in an amount that, when taken together with dividends previously paid on the Company Preferred Securities during the Relevant Period, represents the same proportion of full dividends on the Company Preferred Securities for all Dividend Payment Dates during the Relevant Period that the dividend on Bank Parity Securities paid on such date bears to full dividends on such Bank Parity Securities for the Relevant Period.

         Notwithstanding paragraph (B) above, the Company will not be required to pay dividends solely as a result of (a) repurchases, redemptions or other acquisitions of Bank Parity Securities or ordinary shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder share purchase plan or in connection with the issuance of Bank Parity Securities or Bank Junior Obligations (or securities convertible into or exercisable for such Bank Parity Securities or Bank Junior Obligations) as consideration in an acquisition transaction, (b) market-making in the Bank Parity Securities or ordinary shares as part of the securities business of the Bank or any of its subsidiaries, (c) the purchase of fractional interests in shares of Bank Parity Securities or Bank Junior Obligations pursuant to the conversion or exchange provisions of such Bank Parity Securities or Bank Junior Obligations or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, shares or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to any such plan, or (e) any dividend in the form of shares, warrants, options or other rights where the dividend shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as that on which the dividend is being paid or ranks pari passu with or junior to such shares.

                           Any Dividend Payment Date or other date on which dividends on the Company Preferred Securities are required to be paid as described in paragraphs (A), (B) or (C) above is a "Mandatory Dividend Payment Date." The amount of dividends required to be paid on any Mandatory Dividend Payment Date (after giving effect to the Capital Limitation, if applicable) is called the "Mandatory Dividend Payment Amount". If a Dividend Payment Date is a Mandatory Dividend Payment Date, the Company will be required to pay the Mandatory Dividend Payment Amount as dividends on that date whether or not there are Available Distributable Profits and whether or not interest is paid on the Subordinated Notes.

                           (iii) The prohibition on the payment of dividends on the Company Preferred Securities as described below is called the "Capital Limitation".

                           Unless the Swiss Federal Banking Commission expressly permits otherwise, the Company will not pay dividends on the Company Preferred Securities on any Dividend Payment Date (whether or not it is a Mandatory Dividend Payment Date) if on such date the Bank is not in compliance, or because of a distribution by the Bank or any of its subsidiaries of profits of the Bank (including a payment of dividends on the Company Preferred Securities) would not be in compliance, with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to the Bank as then in effect.

                           (iv) The limitation or prohibition on the payment of dividends on the Company Preferred Securities as described below is called the "Distributable Profits Limitation". The Distributable Profits Limitation will not limit or prohibit payment of dividends up to the Mandatory Dividend Payment Amount as to a Mandatory Dividend Payment Date.

                           On or before the Dividend Payment Date in April of each year, the Bank will deliver a certificate to the Company (a "Distributable Profits Limitation Certificate") specifying: (i) the Distributable Profits of the Bank for the financial year ending on the preceding December 31 and (ii) the Available Distributable Profits for payment of dividends on the Company Preferred Securities on the Dividend Payment Dates in the then current year.

                           Unless the Company is required to pay as dividends the Mandatory Dividend Payment Amount for a Mandatory Dividend Payment Date, (A) the aggregate amount of dividends on the Company Preferred Securities that the Company may pay on the Dividend Payment Date in April of the current year may not exceed the lesser of full dividends and the Available Distributable Profits set forth in such Distributable Profits Limitation Certificate, and (B) the aggregate amount of dividends on the Company Preferred Securities that the Company may pay on any subsequent Dividend Payment Date in the current year (or in January of the following year in the case of dividend payment dates occurring after October 2010) may not exceed the lesser of full dividends and the remaining amount of such Available Distributable Profits (after giving effect to the payment of dividends pursuant to this subclause or subclause (A), above).

                          (v) Except for the Mandatory Dividend Payment Amounts required to be paid on Mandatory Dividend Payment Dates:

                                    (A) dividends on Company Preferred
                  Securities will not be payable on a Dividend Payment Date if, on or before the tenth Business Day immediately preceding such Dividend Payment Date, the Bank delivers a No Dividend Instruction to the Company instructing it not to pay dividends on such Dividend Payment Date; and

                                    (B) if, on or before the tenth Business Day
                  immediately preceding such Dividend Payment Date, the Bank delivers a No Dividend Instruction to the Company limiting but not prohibiting the payment of dividends on such Dividend Payment Date, dividends on the Company Preferred Security will be payable on such Dividend Payment Date only to the extent permitted by such No Dividend Instruction.

                           If a No Dividend Instruction is given, then the Company must promptly give notice to holders of the Company Preferred Securities in the manner described in Section 7.3(i) of the fact that it has received a No Dividend Instruction and the amount of dividends, if any, that will be paid on the related Dividend Payment Date.

                  (c) Additional Amounts. If the Company or the Trust is required to withhold any taxes, duties or other governmental charges with respect to any payment of dividends on the Company Preferred Securities or the Trust Preferred Securities, the Company will be required to pay as additional amounts included in the mandatory dividend payment (and the Bank will be required to include in any related payment made by it under the Bank Subordinated Guarantee) an amount sufficient that the net amount received by the holder of the Company Preferred Securities or Trust Preferred Securities, as applicable, after the withholding, will not be less than the Mandatory Dividend Payment Amount. However, the Company will not be required to pay any such additional amounts to the extent that the taxes, duties or other governmental charges are imposed or levied by Switzerland or the Cayman Islands because the holder or beneficial owner of Trust Preferred Securities or Company Preferred
Securities:

                           (i) has some connection with Switzerland or the Cayman Islands, as applicable, other than being a holder or beneficial owner of those Trust Preferred Securities or Company Preferred Securities; or

                           (ii) has not made a declaration of non-residence in, or other lack of connection with, Switzerland or the Cayman Islands, as applicable, or any similar claim for exemption, if the Company has given the beneficial owner of those Trust Preferred Securities or Company Preferred Securities or its nominee at least 60 days' prior notice of an opportunity to make the declaration or claim.

                  (d) Ranking and Liquidation Preference. The Company Preferred Securities ordinarily will rank senior to the Company Common Securities as to payment of dividends. However, the Bank has the right to shift the dividend preference of the Company Preferred Securities to the Company Common Securities on any Dividend Payment Dates to the extent that the Mandatory Dividend Payment Amount then required to be paid as dividends on the Company Preferred Securities (if any) is less than full dividends on the Company Preferred Securities. If the Bank shifts the dividend preference to the Company Common Securities, the interest payment received by the Company on the Subordinated Notes will be returned as dividends to the Bank as holder of the Company Common Securities before any dividends are paid on the Company Preferred Securities.

                  As long as any Company Preferred Securities are outstanding, the Bank, to the fullest extent permitted by law, will take no voluntary action to cause the Company to dissolve or liquidate unless the Bank also liquidates. If the Bank is liquidated, whether voluntarily or involuntarily (and whether in connection with the occurrence of a Bankruptcy Event or otherwise), the Company will be liquidated.

                  If the Company dissolves, liquidates, or winds up, then, after the claims of any creditors of the Company are satisfied, the holders of the Company Preferred Securities will be entitled to receive, before any distribution of assets is made to the holders of Company Junior Securities upon liquidation, liquidating distributions in respect of the Company Preferred Securities in the amount of the liquidation preference of their Company Preferred Securities plus an amount equal to unpaid dividends, if any, on the Company Preferred Securities with respect to the current Dividend Period accrued on a daily basis to the date of liquidation, plus an amount equal to unpaid Definitive Dividends for any prior Dividend Period, but without interest and without accumulation of unpaid Nondefinitive Dividends for any prior Dividend Period.

                  Notwithstanding and as a limitation on the foregoing, the holders of the Company Preferred Securities may not receive liquidating distributions in a liquidation of the Company in an amount exceeding the liquidating distributions to which they would have been entitled had they instead owned preferred shares of the Bank having an aggregate liquidation preference equal to the aggregate liquidation preference of the Company Preferred Securities and bearing dividends at the rate of dividends applicable to the Company Preferred Securities. The holders of the Company Common Securities will be entitled to share pro rata in any remaining assets of the Company only after holders of the Company Preferred Securities have received the amounts described above.

                  (e) Voting Rights. Except as expressly required by applicable law, or except as indicated below, the holders of Company Preferred Securities will not be entitled to vote. In the event the holders of Company Preferred Securities are entitled to vote as indicated below, each $1,000 liquidation preference of Company Preferred Securities will be entitled to one vote on matters on which holders of Company Preferred Securities are entitled to vote.

                  If at any time the aggregate of unpaid dividends equals or exceeds an amount equal to three semi-annual or six quarterly dividend payments, the holders of the Company Preferred Securities and any Company Parity Preferred Securities, voting together as a single class, will have the exclusive right to elect two additional Directors of their choosing. Holders of a majority (based on the aggregate liquidation preference) of the Company Preferred Securities and any Company Parity Preferred Securities may exercise this right by written consent or at a meeting of holders of Company Preferred Securities and Company Parity Preferred Securities called for such purpose. This right will continue until all unpaid dividends have been paid in full or until full dividends have been paid on the Company Preferred Securities and Company Parity Preferred Securities for two consecutive Dividend Periods. While this right continues, any vacancy in the office of the additional Directors may be filled only by the holders of the Company Preferred Securities and any Company Parity Preferred Securities voting as described above.

                  A meeting of holders of Company Preferred Securities or Company Parity Preferred Securities will be called at the request of holders of 25% (based on the aggregate liquidation preference) of the Company Preferred Securities and any Company Parity Preferred Securities.

                  As long as any Company Preferred Securities and Company Parity Preferred Securities are outstanding, the Company may not, without the consent or vote of the holders of at least 662/3% of the outstanding Company Preferred Securities and any Company Parity Preferred Securities (based on the aggregate liquidation preference), voting together as a single class:

                           (i) change or remove any provision of this Agreement (including the terms of the Company Preferred Securities), issue any Company Parity Preferred Securities, redeem or repurchase any Company Common Securities, or consent to a change in the booking location of the issuance of the Subordinated Notes to a branch or other office of the Bank other than the Cayman Islands branch of the Bank, in each case, if such action would materially and adversely affect the rights, preferences, powers or privileges of the Company Preferred Securities and such Company Parity Preferred Securities;

                           (ii) to the fullest extent permitted by law, liquidate, dissolve or terminate the Company without the concurrent liquidation of the Bank;

                           (iii) amend or modify the Company's Investment Policies; or

                           (iv) merge, convert, consolidate, reorganize or effect any other business combination involving the Company, unless the resulting entity will have no class or series of equity securities either authorized or outstanding that ranks ahead of the Company Preferred Securities as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction, and each holder of Company Preferred Securities immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Company Preferred Securities held by such holder immediately prior to the transaction.

Notwithstanding the foregoing, without the consent of any holder of Company Preferred Securities or Company Parity Preferred Securities, the Bank may amend or supplement this Agreement:

                           (i) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under this Agreement, so long as any such action shall not materially adversely affect the interests of the holders of Company Preferred Securities; or

                           (ii) to cure any ambiguity or correct any mistake.

                  As long as any Company Preferred Securities are outstanding, the Company may not, without the consent of the holder of each outstanding Company Preferred Security, authorize, create or increase the authorized amount of, or issue any class or series of, any equity securities of or limited liability company interests in the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of or limited liability company interests in the Company, ranking prior to the Company Preferred Securities, either as to dividend rights or rights on dissolution, liquidation or winding-up of the Company.

                  (f) Redemption. The Company Preferred Securities may not be redeemed before the Dividend Payment Date regularly scheduled to occur in October 2010, unless a Tax Event, an Investment Company Act Event or a Capital Event occurs, in which case the Company may redeem the Company Preferred Securities in whole (but not in part) at any time on not less than 30 nor more than 60 days' notice. On or after the Dividend Payment Date regularly scheduled to occur in October 2010, the Company may redeem the Company Preferred Securities on any Dividend Payment Date for cash, in whole or in part, on not less than 30 nor more than 60 days' notice.

                  The redemption price for such redemptions on or after the regularly scheduled Dividend Payment Date in October 2010 will be:

                           (i) 100% of the liquidation preference of the Company Preferred Securities being redeemed; plus

                           (ii) an amount equal to unpaid dividends, if any, on the Company Preferred Securities with respect to the current Dividend Period (whether or not declared) accrued on a daily basis to the date fixed for redemption; plus

                           (iii) an amount equal to unpaid Definitive
         Dividends for any prior Dividend Period, without interest and without accumulation of unpaid Nondefinitive Dividends for any prior Dividend Period.

                  The Company will also have the right to redeem the Company Preferred Securities in whole (but not in part) at any time prior to the Dividend Payment Date regularly scheduled to occur in October 2010, upon the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event. The redemption price for a redemption arising out of a Tax Event resulting from a Change in Tax Law and relating to the:

                           (i) imposition of tax on the Trust or the Company; or

                           (ii) the imposition of withholding tax on the Company's payment of dividends on the Company Preferred Securities, on the Trust's payment of dividends on the Trust Preferred Securities, on the Bank's payment of interest on the Subordinated Notes or on the Bank's payment under the Bank Subordinated Guarantee.

(which are the events described in clauses (A), (B) and (C) of the definition of "Tax Event") will be the redemption price described above for optional redemptions. Otherwise, the redemption price for such redemptions will be:

                           (i) the Make Whole Amount; plus

                           (ii) an amount equal to unpaid dividends, if any, on the Company Preferred Securities with respect to the current Dividend Period (whether or not declared) accrued on a daily basis to the date fixed for redemption; plus

                           (iii) an amount equal to unpaid Definitive Dividends for any prior Dividend Period, without interest and without accumulation of unpaid Nondefinitive Dividends for any prior Dividend Period.

                  The Company will have until the Dividend Payment Date regularly scheduled to occur in October 2010 after the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event to exercise its right to redeem the Company Preferred Securities.

                  Any redemption of Company Preferred Securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. If dividends on any Company Preferred Securities are unpaid, no Company Preferred Securities may be redeemed unless all outstanding Company Preferred Securities are redeemed and the Company may not purchase or otherwise acquire any Company Preferred Securities, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Company Preferred Securities.

                  The Company Preferred Securities will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of or limited liability company interests in the Company or any securities of the Bank.

                  As long as any Company Preferred Securities are outstanding, other Company Parity Preferred Securities may not be redeemed or repurchased unless the Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of the outstanding Company Preferred Securities or each rating agency then rating the Company Preferred Securities informs the Company in writing that the redemption or repurchase of such Company Parity Preferred Securities would not result in a reduction or withdrawal of the rating then assigned by that rating agency to the Company Preferred Securities.

                  If fewer than all of the outstanding Company Preferred Securities are to be redeemed, the amount of Company Preferred Securities to be redeemed shall be determined by the Board of Directors, and the securities to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors in its sole discretion to be equitable; provided, that such method satisfies any applicable requirements of any securities exchange on which the Company Preferred Securities or any Trust Preferred Securities may then be listed and, if the Company Preferred Securities or Trust Preferred Securities are then held by DTC or its nominee in the form of a global security, any applicable requirements of DTC. The Company will promptly notify the registrar and transfer agent for the Company Preferred Securities in writing of the securities selected for redemption and, in the case of any partial redemption, the liquidation preference to be redeemed.

                  In the event that payment of the Redemption Price in respect of any Company Preferred Securities is improperly withheld or refused and not paid either by the Company or by the Bank pursuant to the Company Preferred Securities Guarantee, dividends on such Company Preferred Securities, shall continue to accumulate from the date fixed for redemption to the date of actual payment of such Redemption Price.

                  Any Company Preferred Securities redeemed shall be canceled. There shall be no prescription period in respect of uncollected dividends on the Company Preferred Securities.

                  The Preferred Securityholders, by acceptance of such Company Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Company Preferred Securities Guarantee.

                  (g) Registrar and Transfer Agent. [--], or another entity that the Bank may designate from time to time, will act as registrar and transfer agent for the Company Preferred Securities.

                  Registration of transfers of Company Preferred Securities will be effected without charge by or on behalf of the Company, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Company will not be required to register or cause to be registered the transfer of Company Preferred Securities after such Company Preferred Securities have been called for redemption.

                  In the event of a partial redemption of the Company Preferred Securities that would result in a delisting of the Trust Preferred Securities from any securities exchange on which the Trust Preferred Securities are then listed, the Company will redeem the Company Preferred Securities in whole.

                  (h) Notices. Notices to holders of the Company Preferred Securities will be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in the Company's records.

                  (i) Governing Law. The Company Preferred Securities are governed by, and shall be construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws).

                  (j) Additional Information. For so long as any Company Preferred Securities are outstanding, the Company will furnish to holders and beneficial owners of Trust Preferred Securities and Company Preferred Securities and to prospective purchasers designated by such holders upon request the information required to be delivered pursuant to the Securities Act.

                  Section 7.4 General Provisions Regarding Subordinated Notes.

                  (a) The Company may sell the Subordinated Notes only upon the affirmative vote of both a majority of the Board of Directors and the holders of two-thirds (based on the aggregate liquidation preference) of the Company Preferred Securities and other Company Parity Preferred Securities (if any), voting together as a single class.

                  (b) The Company may not agree to any modification or amendment to the Subordinated Notes as long as any Company Preferred Securities or other Company Parity Preferred Securities (if any) are outstanding unless holders of two-thirds (based on the aggregate liquidation preference) of the Company Preferred Securities and other Company Parity Preferred Securities (if any), voting as a class, consent to such modification or amendment. Such consent to modification or amendment to the Subordinated Notes shall not be required if (i) the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of the Company and (ii) the Company has received a letter from each of Moody's Investors Service Inc. and Standard & Poor's Ratings Services to the effect that such amendment will not result in a downgrading of its respective rating then assigned to the Company Preferred Securities.


                                  ARTICLE VIII
                               VOTING AND MEETINGS

                  Section 8.1 Voting Rights of Preferred Securityholders. (a) Except as shall be otherwise expressly provided in Section 7.3(e) or otherwise herein, in the By-Laws or in any Certificate of Designations adopted by the Board of Directors or as otherwise required by the Delaware Act, the Preferred Securityholders shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Securityholders.

                  (b) Notwithstanding that Preferred Securityholders holding Company Preferred Securities are entitled to vote or consent under the circumstances described in this Agreement, the By-Laws or any Certificate of Designations, any of the Company Preferred Securities that are owned by the Bank, the Common Securityholder, the Company or any of their respective Affiliates, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding except for Company Preferred Securities purchased or acquired by the Bank or its Affiliates in connection with transactions effected by or for the account of customers of the Bank or any of its Affiliates or in connection with the distribution or trading of or market-making in connection with such Company Preferred Securities; provided, however, that Persons (other than Affiliates of the Bank) to whom the Bank or any of its Affiliates have pledged Company Preferred Securities may vote or consent with respect to such pledged Company Preferred Securities pursuant to the terms of such pledge.

                  Section 8.2 Voting Rights of Common Securityholders. Except as otherwise provided herein, and except as otherwise required by the Delaware Act, all voting rights of the Securityholders shall be vested exclusively in the Common Securityholders. The Company Common Securities shall entitle the Common Securityholders to vote in proportion to their percentage ownership interest in the Company upon all matters upon which Common Securityholders have the right to vote. All Common Securityholders shall have the right to vote separately as a class on any matter on which the Common Securityholders have the right to vote regardless of the voting rights of any other Securityholder.

                  Section 8.3 Meetings of the Securityholders.

                  (a) Meetings of the Securityholders of any class or of all classes of Securities may be called at any time by the Chairman of the Board (if any), the President or the Board of Directors or as provided by this Agreement or the By-Laws. A meeting of holders of Company Preferred Securities or Company Parity Preferred Securities will be called at the request of holders of 25% (based on the aggregate liquidation preference) of the Company Preferred Securities and any Company Parity Preferred Securities. Except to the extent otherwise provided, the following provisions shall apply to meetings of Securityholders.

                  (b) Securityholders may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Securityholders is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Securityholders or by written consent.

                  (c) Each Securityholder may authorize any Person to act for it by proxy on all matters in which a Securityholder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Securityholder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Securityholder executing it at any time before it is voted.

                  (d) Each meeting of Securityholders shall be conducted by the Board of Directors or by such other Person that the Board of Directors may designate.

                  (e) Any required approval of Preferred Securityholders may be given at a separate meeting of such Preferred Securityholders convened for such purpose or at a meeting of Securityholders of the Company or pursuant to written consent. The Board of Directors shall cause a notice of any meeting at which Preferred Securityholders holding Company Preferred Securities or Company Parity Preferred Securities are entitled to vote pursuant to Section 7.3, any Certificate of Designations adopted by the Board of Directors or Article XIV of this Agreement, or of any matter upon which action may be taken by written consent of such Preferred Securityholders, to be mailed to each holder of record of the Company Preferred Securities or Company Parity Preferred Securities. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Preferred Securityholders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                  (f) Subject to Section 8.3(e) of this Agreement, the Board of Directors, in their sole discretion, shall establish all other provisions relating to meetings of Securityholders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Securityholders, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                   ARTICLE IX
                                    DIVIDENDS

                  Section 9.1 Dividends.

                  (a) Subject to the terms of this Article IX, Preferred Securityholders shall receive periodic dividends, if any, in accordance with
Article VII of this Agreement or any Certificate of Designations duly adopted by the Board of Directors, and Common Securityholders shall receive periodic dividends and distributions, subject to Article VII of this Agreement or any Certificate of Designations duly adopted by the Board of Directors, and to the provisions of the Delaware Act, when, as and if declared by the Board of Directors, in its discretion. A dividend shall constitute a distribution within the meaning of the Delaware Act.

                  (b) A Securityholder shall not be entitled to receive any dividend or other distribution with respect to any dividend payment date (and any such dividend or other distribution shall not be considered due and payable), irrespective of whether such dividend or other distribution is payable automatically or has been declared by the Directors, until such time as the Company shall have funds legally available for the payment of such dividend to such Securityholder pursuant to the terms of this Agreement and the Delaware Act, and notwithstanding any provision of Section 18-606 of the Delaware Act to the contrary, until such time, a Securityholder shall not have the status of a creditor of the Company, or the remedies available to a creditor of the Company; provided however that a Preferred Securityholder and a Holder of Trust Securities may exercise such rights or remedies as provided herein or in any other agreement or document.

                  Section 9.2 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution (including a dividend) to any Securityholder on account of a Company Security if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                  Section 9.3 No Dividend Instruction.

                  (a) At any time, and from time to time, the Common Securityholder may, at its option, deliver to the Company a written instruction in the form of Annex H hereof on or before the tenth Business Day immediately preceding any dividend payment date for the Company Preferred Securities instructing the Company not to pay dividends, or to limit but not prohibit dividends, on such Dividend Payment Date (a "No Dividend Instruction"). As described in Section 7.3(b)(v), upon receipt of a No Dividend Instruction with respect to the Company Preferred Securities and except to the extent permitted by such No Dividend Instruction, no dividend shall become due and payable on the Company Preferred Securities (or any Company Parity Preferred Securities or Company Junior Securities (other than the Company Common Securities)) on the dividend payment date immediately succeeding the date of receipt of such instruction. A No Dividend Instruction shall only be effective for the dividend payment date immediately succeeding the date of receipt of such instruction by the Company. If such dividend payment date is a Mandatory Dividend Payment Date, then such No Dividend Instruction shall be of no force or effect. If at any time there is more than one Common Securityholder, a No Dividend Instruction shall not be effective until signed by all of the Common Securityholders.

                  (b) Notwithstanding Section 9.3(a), dividends on the Company Preferred Securities will be definitive, due and payable on each Mandatory Dividend Payment Date whether or not a No Dividend Instruction has been given or is deemed given with respect to such Mandatory Dividend Payment Date.


                                    ARTICLE X
                                BOOKS AND RECORDS

                  Section 10.1 Financial Statements. The Board of Directors shall, as soon as available after the end of each Financial Year of the Company, cause to be prepared and mailed to each Common Securityholder of record the audited financial statements of the Company for such Financial Year prepared in accordance with generally accepted accounting principles. So long as any Company Preferred Securities are outstanding, the Company will furnish to holders and beneficial owners of Company Preferred Securities and to prospective purchasers designated by such holders upon request, the most recent annual audited financial statements and, if prepared, semi-annual unaudited financial statements of the Company then available, together with a brief description of the Company's business.

                  Section 10.2 Limitation on Access to Records. Each Securityholder has the right, subject to this Agreement and to reasonable standards established by the Board of Directors to obtain from the Company from time to time upon reasonable request for any purpose reasonably related to such Securityholder's interest as a member in the Company, information regarding the affairs of the Company. Notwithstanding any provision of this Agreement, the Board of Directors may, to the maximum extent permitted by law, keep, or cause to be kept, confidential from the Preferred Securityholders, for such period of time as the Board of Directors deems reasonable, any information the disclosure of which the Board of Directors reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors in good faith believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Board of Directors are required by law or by an agreement with any Person to keep confidential.

                  Section 10.3 Accounting Method. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                  Section 10.4 Annual Audit. As soon as practical after the end of each Financial Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by a firm of independent certified public accountants selected by the Board of Directors, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits shall be an expense of the Company and paid by the Company.


                                   ARTICLE XI
                                   TAX MATTERS

                  Section 11.1 Company Tax Returns.

                  (a) The Common Securityholder is hereby designated as the Company's "Tax Matters Partner" under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps the Bank, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Expenses incurred by the Tax Matters Partner in its capacity as such shall be borne by the Company.

                  (b) The Tax Matters Partner shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Tax Matters Partner may, in its discretion, cause the Company to make or refrain from making any federal, state or local income or other tax elections for the Company that they deem necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

                  Section 11.2 Tax Reports. The Tax Matters Partner shall, as promptly as practicable and in any event within 90 days of the end of each Financial Year, cause to be prepared and mailed by the Company to each Preferred Securityholder of record Internal Revenue Service Schedule K-1 and any other forms that are necessary or advisable in order to permit the Securityholders to comply with U.S. federal and any other income tax requirements.

                  Section 11.3 Taxation as a Partnership. The Company shall take any necessary steps to be treated as a partnership for U.S. federal income tax purposes and shall not file any election to be treated as anything other than a partnership for such purposes.

                  Section 11.4 Taxation of Securityholders. As provided in
Section 4.4(b), profits shall be allocated to the Preferred Securityholders on a daily accrual basis. The Securityholders intend that allocations of income and loss for U.S. federal income tax purposes be consistent with the economic allocations of income under this Agreement.


                                   ARTICLE XII
                                    EXPENSES

                  Section 12.1 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for, and shall pay, all expenses out of funds of the Company determined by the Board of Directors to be available for such purpose, provided that such expenses or obligations are those of the Company or are otherwise incurred by or pursuant to the direction of the Board of Directors in connection with this Agreement, including, without limitation:

                           (a) all costs and expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Securityholders of checks, financial reports, tax returns and notices required pursuant to this Agreement and the holding of any meetings of the Securityholders;

                           (b) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by any Director in connection with any litigation brought by or on behalf of any Securityholder against such Director);

                           (c) all expenses for indemnity or contribution payable by the Company to any Person;

                           (d) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

                           (e) all expenses incurred in connection with the preparation of amendments or restatements to this Agreement; and

                           (f) all expenses incurred in connection with the dissolution, winding up or termination of the Company.

                  Section 12.2 Contribution to Funds of the Company. The Bank will from time to time either (a) contribute (or cause others, including the Stamford branch of the Bank, to contribute) to the Company such additional funds as are necessary in order to enable the Company to pay its expenses described in
Section 12.1 on or before any date when any such expenses are due or (b) directly pay the Company's expenses then due and payable and not otherwise paid.


                                  ARTICLE XIII
                   TRANSFERS OF SECURITIES BY SECURITYHOLDERS
                               AND RELATED MATTERS

                  Section 13.1 Right of Assignee to Become a Preferred Securityholder. An assignee of Company Preferred Securities or Company Parity Preferred Securities shall become a Preferred Securityholder upon compliance with the provisions of Section 13.5 of this Agreement.

                  Section 13.2 Events of Cessation of Security Ownership. A Person shall cease to be a Securityholder upon the lawful assignment of all of its Securities (including by any redemption or other repurchase by the Company) or as otherwise provided herein.

                  Section 13.3 Persons Deemed Preferred Securityholders. The Company may treat the Person in whose name any Company Preferred Certificate shall be registered on the books and records of the Company as the sole holder of such Company Preferred Certificate and of the Company Preferred Securities or Company Parity Preferred Securities represented by such Company Preferred Certificate for purposes of receiving dividends or other distributions and for all other purposes whatsoever and, accordingly, shall, to the fullest extent permitted by law, not be bound to recognize any equitable or other claim to or interest in such Company Preferred Certificate or in the Company Preferred Securities or Company Parity Preferred Securities represented by such Company Preferred Certificate on the part of any other Person, whether or not the Company shall have actual or other notice thereof. Notwithstanding the foregoing or anything to the contrary herein, the Company agrees that at any time that the Trust shall be a holder of any Company Preferred Securities, each holder of a preferred certificate issued by the Trust shall, upon presentation to the Company or the Registrar of reasonable evidence thereof, have the right to the fullest extent permitted by law and without the need for any other action of any other person, including the trustee under the Trust and any other holder of any other of such preferred certificates, (a) to enforce, in the name of the Trust, the Trust's rights under the Company Preferred Securities and the Bank

Subordinated Guarantee represented by the preferred certificates of such holder and (b) to withdraw from the Trust upon written notice to such trustee and the Company and hold directly the underlying Company Preferred Securities represented by such preferred certificates (in which case such holder will be entitled directly to enforce its rights under the Bank Subordinated Guarantee).

                  Section 13.4 The Company Preferred Certificates.

                  (a) Company Preferred Certificates evidencing fractions of Company Preferred Securities or Company Parity Preferred Securities shall not be issued. Each Company Preferred Certificate shall be signed, manually or by facsimile, by the President, any Vice-President or the Secretary of the Company. Company Preferred Certificates, other than Company Preferred Certificates held by a Trust, shall also be signed, manually or by facsimile, by the Registrar. Company Preferred Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Company shall be validly issued notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Company Preferred Certificates or did not hold such offices at the date of delivery of such Company Preferred Certificates. A transferee of a Company Preferred Certificate shall become a Securityholder, upon due registration of such Company Preferred Certificate in such transferee's name pursuant to Section 13.5.

                  (b) Upon their original issuance, Company Preferred Certificates evidencing the Company Preferred Securities or Company Parity Preferred Securities shall be issued in the form of one or more Company Preferred Certificates.

                  Section 13.5 Transfer of Company Preferred Certificates.

                  (a) The Board of Directors shall provide for the registration and transfer of each class of Company Preferred Certificates in a record thereof (each a "Securities Register") and shall appoint a securities registrar (the "Registrar") and transfer agent (the "Transfer Agent") to act on its behalf; provided, however, that without any action on the part of the Board of Directors being necessary, [--] is hereby appointed as the initial Registrar and Transfer Agent. Subject to the other provisions of this Article XIII, upon surrender for registration of transfer of any Company Preferred Certificate, the Board of Directors shall cause one or more new Company Preferred Certificates to be issued in the name of the designated transferee or transferees. Every Company Preferred Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Board of Directors duly executed by the Preferred Securityholder or his or her attorney duly authorized in writing. Any registration of transfer shall be effected upon the Transfer Agent being satisfied with the documents of title and identity of the Person making the request upon the receipt by the transfer agent of any applicable certificate relating to transfer restrictions as described below, and subject to such reasonable regulations as the Company may from time to time establish. Each Company Preferred Certificate surrendered for registration of transfer shall be canceled by the Board of Directors. A transferee of a Company Preferred Certificate shall be admitted to the Company as a Preferred Securityholder and shall be entitled to the rights and subject to the obligations of a Preferred Securityholder hereunder upon receipt by such transferee of a Company Preferred Certificate. By acceptance of a Company Preferred Certificate, each transferee shall be bound by this Agreement. The transferor of a Preferred Certificate, in whole, shall cease to be a Preferred Securityholder at the time that the transferee of such Company Preferred Certificate is admitted to the Company as a Preferred Securityholder in accordance with this
Section 13.5.

                  (b) Upon surrender for registration of transfer of any Company Preferred Certificate at the office or agency of the Company or the Registrar maintained for that purpose, subject to Section 13.6, the Company shall deliver or cause to be delivered to the Registrar in a form duly executed on behalf of the Company in the manner provided for in Section 13.4(a), and the Registrar shall countersign in the manner provided in and to the extent required by
Section 13.4(a) and deliver, in the name of the designated transferee or transferees, one or more new Company Preferred Certificates in authorized denominations of a like aggregate liquidation preference dated the date of execution by such Registrar.

                  The Registrar shall not be required, (i) to issue, register the transfer of or exchange any Company Preferred Security or Company Parity Preferred Securities during a period beginning at the opening of business 15 days before the day of selection for redemption of such Company Preferred Securities or Company Parity Preferred Securities and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Company Preferred Security or Company Parity Preferred Securities so selected for redemption in whole or in part, except, in the case of any such Company Preferred Security or Company Parity Preferred Securities to be redeemed in part, any portion thereof not to be redeemed.

                  No service charge shall be made for any registration of transfer or exchange of Company Preferred Certificates, but the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Company Preferred Certificates.

                  Section 13.6 Mutilated, Destroyed, Lost or Stolen Company Preferred Certificates. If (a) any mutilated Company Preferred Certificate shall be surrendered to the Registrar, or if the Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Company Preferred Certificate, and (b) there shall be delivered to the Registrar and the Company such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Company Preferred Certificate shall have been acquired by a bona fide purchaser, the Company shall sign, the Registrar shall countersign to the extent required under Section 13.4(a), and the Company and the Registrar shall make available for delivery (all in the manner provided for in Section 13.4), in exchange for or in lieu of any mutilated, destroyed, lost or stolen Company Preferred Certificate, a new Company Preferred Certificate of like class, tenor and denomination. In connection with the issuance of any new Company Preferred Certificate under this
Section 13.6, the Company or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Company Preferred Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company corresponding to that evidenced by the lost, stolen or destroyed Company Preferred Certificate, as if originally issued, whether or not the lost, stolen or destroyed Company Preferred Certificate shall be found at any time.

                  Section 13.7 Restrictions on Transfers of Securities.

                  (a) Company Preferred Securities or Company Parity Preferred Securities may not be sold or otherwise transferred unless such securities are registered under the Securities Act or an exemption from the registration requirements thereof is available, and the Company Preferred Certificates shall bear a legend to this effect unless the Bank and the Company determine otherwise in compliance with applicable law.

                  (b) No Company Preferred Security or Company Parity Preferred Security shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement or any Certificate of Designations. Any transfer or purported transfer of any Company Preferred Security or Company Parity Preferred Security not made in accordance with this Agreement shall be null and void.

                  (c) The Company Common Securities may be sold, assigned or otherwise transferred by the Bank to a direct or indirect wholly owned subsidiary of the Bank, which subsidiary shall be admitted as a member of the Company with respect to the Company Common Securities transferred upon such Person's execution and delivery of a counterpart of this Agreement.


                                   ARTICLE XIV
                        MERGERS, CONSOLIDATIONS AND SALES

                  Section 14.1 The Company. The Company may not, without the prior approval of holders of at least 66-2/3% of the outstanding Company Preferred Securities and any Company Parity Preferred Securities (based on the aggregate liquidation preference), voting as a single class, merge, convert, consolidate, reorganize or effect any other business combination involving the Company, unless the resulting entity will have no class or series of equity securities either authorized or outstanding that ranks ahead of the Company Preferred Securities or the Company Parity Preferred Securities as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of the Company that are authorized and outstanding immediately prior to such transaction, and each holder of Company Preferred Securities or the Company Parity Preferred Securities immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the Company Preferred Securities or the Company Parity Preferred Securities held by such holder immediately prior to the transaction.

                                   ARTICLE XV
                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Securityholders. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Securityholder, or the occurrence of any other event which terminates the continued membership of a Securityholder in the Company, shall not in and of itself cause the Company to be dissolved and its affairs wound up. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The bankruptcy of a Securityholder (as defined in Section 18-101(1) and 18-304 of the Delaware Act) shall not cause a Securityholder to cease to be a member of the Company. Notwithstanding any other provision of this Agreement, each Securityholder waives any right it might have under the Delaware Act to agree in writing to dissolve the Company upon the Bankruptcy of a Securityholder, or the occurrence of an event that causes a Securityholder to cease to be a member of the Company.

                  Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up in accordance with the Delaware Act if any of the following events occur:

                           (a) a decree or order by a court of competent jurisdiction shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Company under any applicable federal or state bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days or the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable federal or state bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or limited liability company action shall be taken by the Company in furtherance of any of the aforesaid purposes;

                           (b) the Bank is liquidated;

                           (c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act;

                           (d) in connection with the redemption, repurchase or exchange of all outstanding Company Preferred Securities;

                           (e) the written consent of all Securityholders;

                           (f) at any time there are no members of the Company unless the Company is continued in accordance with the Delaware Act or this Agreement; or

                           (g) the entry of a judgment initiating judicial liquidation in respect of the Bank under Swiss law or any other liquidation of the Bank under Swiss law.

                  Section 15.3 Notice of Dissolution. Upon the dissolution of the Company, the Board of Directors shall promptly notify the Securityholders of such dissolution.

                  Section 15.4 Liquidation. Upon dissolution of the Company, the Board of Directors or, in the event that the dissolution is caused by an event described in Sections 15.2(b) or (c) of this Agreement and there are no Directors, a Person or Persons who may be approved by the Preferred Securityholders holding not less than a majority in liquidation amount, as liquidating trustees, shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to minimize the losses attendant upon a liquidation. The proceeds of liquidation shall be distributed, as realized, in the manner provided in Section 18-804 of the Delaware Act, subject to the provisions of Section 15.5.

                  Section 15.5 Certain Restrictions on Liquidation Payments. In the event of any voluntary or involuntary dissolution of the Company (other than as set forth in any Certificate of Designations), Preferred Securityholders holding Company Preferred Securities or Company Parity Preferred Securities at the time outstanding shall be entitled to receive out of the assets of the Company legally available for distribution to Securityholders, before any distribution of assets is made to Common Securityholders or any other Company Junior Securities, liquidating distributions in respect of the Company Preferred Securities or Company Parity Preferred Securities in the amount of the liquidation preference, plus an amount equal to unpaid dividends, if any, thereon with respect to the current Dividend Payment accrued on a daily basis to the date of liquidation, plus an amount equal to unpaid Definitive Dividends for any prior Dividend Period, but without interest and without accumulation of unpaid Nondefinitive Dividends for any prior dividend period. If, upon any such liquidation, the liquidating distribution can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Company on the Company Preferred Securities or Company Parity Preferred Securities shall be paid on a pro rata basis.

                  Section 15.6 Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XV, and the Certificate of Formation shall have been canceled in the manner required by the Delaware Act.

                                   ARTICLE XVI
                                  MISCELLANEOUS

                  Section 16.1 Amendments. This Agreement may be amended by a written instrument executed by an Officer designated by the Board of Directors without the consent of any Preferred Securityholder; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent that such amendment (a) would have a material adverse effect on a Preferred Securityholder (including, without limitation, amendments to Sections 6.2 and 6.7), (b) would result in causing the Company to be treated as anything other than a partnership for purposes of United States federal income taxation would result in the Company being deemed to be required to register under the Investment Company Act, or (c) has not received the prior requisite approval of the holders of the Company Preferred Securities and the Company Parity Preferred Securities, as applicable, as may be expressly provided in this Agreement, the By-Laws or any Certificate of Designations duly adopted by the Board of Directors.

                  Section 16.2 Amendment of Certificate of Formation. In the event this Agreement shall be amended pursuant to Section 16.1, the Board of Directors shall cause the Certificate of Formation to be amended to reflect such change if it deems such amendment of the Certificate of Formation to be necessary or appropriate.

                  Section 16.3 Successors. This Agreement shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Securityholders.

                  Section 16.4 Law; Severability. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

                  Section 16.5 Filings. Following the execution and delivery of this Agreement, the Board of Directors shall cause to be promptly prepared any documents required to be filed and recorded under the Delaware Act, and the Board of Directors shall cause to be promptly filed and recorded each such document in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Directors shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

                  Section 16.6 Power of Attorney. Each Preferred Securityholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors to act as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate of Formation required because of an amendment to this Agreement or in order to effectuate any change in the ownership of the Company Securities, (b) any amendments to this Agreement made in accordance with the terms hereof and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

                  The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Preferred Securityholder granting the same or the transfer of all or any portion of such Preferred Securityholder's Preferred Securities and (b) extend to such Preferred Securityholder's successors, assigns and legal representatives.

                  Section 16.7 Exculpation.

                  (a) No Director or Officer shall have personal liability to the Company or the Securityholders for monetary damages for breach of, in the case of a Director, such Director's fiduciary duty (if any) or, in the case of a Director or an Officer, for any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company, except for such Director's or Officer's gross negligence or willful misconduct.

                  (b) Each Director and Officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters that such Director or Officer reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Securityholders might properly be paid.

                  Section 16.8 Indemnification. To the fullest extent permitted by applicable law, each Director and Officer shall be entitled to indemnification from the Company for any loss, damage, claim or expense (including reasonable attorney's fees) incurred by such Director or Officer by reason of any act or omission performed or omitted by such Director or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Director or Officer by this Agreement, except with respect to any act or omission determined by a court of competent jurisdiction to have constituted gross negligence or wilful misconduct of such Director or Officer; provided, however, that any indemnity under this Section 16.8 shall be provided out of and to the extent of Company assets only, and no Securityholder shall have any personal liability on account thereof. The right to indemnification under this Section 16.8 is a contract right. The Company may purchase and maintain insurance to protect any director or officer against liability asserted against him or her, or incurred by him or her, arising out of his or her status as such.

                  Without limiting the foregoing, the Company's directors shall have no personal liability to the Company or its Securityholders for monetary damages (i) for not voting to take enforcement action with respect to the Subordinated Notes or other Affiliate Securities owned by the Company, if any, prior to the occurrence of a Bankruptcy Event or (ii) at any time for breach of any such director's fiduciary duty (if any) except for such director's gross negligence or willful misconduct.

                  Section 16.9 Additional Documents. Each Preferred Securityholder, upon the request of the Board of Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

                  Section 16.10 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (i) If given to the Company, at the address set forth below:

                           [--]
                           Telephone:
                           Facsimile:
                           Attention:

                           With copies to:

                           [--]
                           Telephone:
                           Facsimile:
                           Attention:

                  (ii) If given to any Securityholder, at the address set forth in the Securities Register.

                  Subject to Section 7.3 of this Agreement or any Certificate of Designations, each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified in such registration books and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in the Securities Register.

                  Section 16.11 Nominee Letter. At the request of any Person who is or has agreed to become a holder of Company Preferred Securities as a nominee or on behalf of another Person, the Company shall provide such nominee with a letter substantially in the form of Annex I.

                  Section 16.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Bank and the Common Securityholder have executed this Agreement as of the date first above stated.


                                     UBS AG




                                     By:____________________________________
                                        Name:
                                        Title: Authorized Signatory


                                     By:____________________________________
                                        Name:
                                        Title: Authorized Signatory

Accepted and agreed by:
UBS Preferred Funding Trust I

By: Wilmington Trust Company


    ________________________________
    not in its individual capacity,
    but solely as Trustee on behalf of the Trust

                                                                         Annex A
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement








                        SUBORDINATED GUARANTEE AGREEMENT


                                     UBS AG


                       UBS PREFERRED FUNDING COMPANY LLC I


                             DATED AS OF [--], 2000

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I
DEFINITIONS AND INTERPRETATIONS

         Section 1.01. Definitions and Interpretation...........................     A-1

ARTICLE II
TRUST INDENTURE ACT

         Section 2.01. Trust Indenture Act; Application.........................     A-8
         Section 2.02. Lists of Holders of Securities...........................     A-8
         Section 2.03. Reports by the Guarantee Trustee.........................     A-8
         Section 2.04. Periodic Reports to Guarantee Trustee....................     A-8
         Section 2.05. Evidence of Compliance with Conditions Precedent.........     A-9
         Section 2.06. Events of Default; Waiver................................     A-9
         Section 2.07. Event of Default; Notice.................................     A-9
         Section 2.08. Rights of Holders........................................    A-10
         Section 2.09. Conflicting Interests....................................    A-10
         Section 2.10. Powers, Duties and Rights of Guarantee Trustee...........    A-10
         Section 2.11. Certain Rights of Guarantee Trustee......................    A-12
         Section 2.12. Not Responsible for Recitals or Issuance of Guarantee....    A-14

ARTICLE III
GUARANTEE TRUSTEE

         Section 3.01. Guarantee Trustee; Eligibility...........................    A-14
         Section 3.02. Appointment, Removal and Resignation of Guarantee Trustee    A-15

ARTICLE IV
GUARANTEE

         Section 4.01. Guarantee................................................    A-16
         Section 4.02. Delivery of Guarantor Certificate........................    A-17
         Section 4.03. Waiver of Notice and Demand..............................    A-17
         Section 4.04. Obligations Not Affected.................................    A-17
         Section 4.05. Action Against Guarantor.................................    A-18
         Section 4.06. Independent Obligations..................................    A-18

         Section 4.07. Taxes....................................................  A-18
         Section 4.08. Rights Not Separately Transferable.......................  A-19

ARTICLE V
LIMITATIONS OF TRANSACTIONS; RANKING

         Section 5.01. Limitation of Transactions...............................  A-19
         Section 5.02. Ranking..................................................  A-21

ARTICLE VI
TERMINATION

         Section 6.01.  Termination.............................................  A-21

ARTICLE VII
INDEMNIFICATION

         Section 7.01. Exculpation..............................................  A-22
         Section 7.02. Indemnification..........................................  A-22

ARTICLE VIII
MISCELLANEOUS

         Section 8.01. Successors and Assigns...................................  A-22
         Section 8.02. Amendments...............................................  A-23
         Section 8.03. Judgment Currency Indemnity..............................  A-23
         Section 8.04. Assignment of the Guarantor..............................  A-24
         Section 8.05. Notices..................................................  A-24
         Section 8.06. Governing Law............................................  A-25
         Section 8.07. Jurisdiction.............................................  A-25

EXHIBIT A    Guarantor's Certificate............................................ A-A-1

                             CROSS-REFERENCE TABLE(1)



SECTION OF TRUST INDENTURE ACT OF 1939, AS AMENDED       SECTION OF GUARANTEE
310(a)................................................   3.01(a)
310(b)................................................   2.09, 3.01(c)
310(c)................................................   Inapplicable
311(a)................................................   2.02(b)
311(b)................................................   2.02(b)
311(c)................................................   Inapplicable
312(a)................................................   2.02(a)
312(b)................................................   2.02(b)
313...................................................   2.03
314(a)................................................   2.04
314(b)................................................   Inapplicable
314(c)................................................   2.05
314(d)................................................   Inapplicable
314(f)................................................   Inapplicable
315(a)................................................   2.10(c), 2.10(d)
315(b)................................................   2.07
315(c)................................................   2.10(c)
315(d)................................................   2.10(d)
316(a)................................................   2.08


---------------
(1) This Cross-Reference Table does not constitute part of the Guarantee and shall not affect the interpretation of any of its terms or provisions.

                  This SUBORDINATED GUARANTEE AGREEMENT (this "Guarantee"), dated as of [--], 2000, is executed and delivered by UBS AG, a bank incorporated under the laws of Switzerland, with its principal executive offices in Zurich and Basel, Switzerland (together with its successors, the "Guarantor"), WILMINGTON TRUST COMPANY, a bank and trust company incorporated under the laws of the State of Delaware, in its capacity as trustee under the Trust Agreement (as defined below) (the "Initial Holder"), and WILMINGTON TRUST COMPANY, a bank and trust company incorporated under the laws of the State of Delaware, in its capacity as trustee, for the benefit of the Initial Holder and any subsequent holders from time to time of the Company Preferred Securities (as defined herein) of UBS Preferred Funding Company LLC I, a Delaware limited liability company (together with its successors, the "Company").

                                   WITNESSETH

                  WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the "LLC Agreement") dated as of the date hereof among the Guarantor, UBS Preferred Funding Trust I (together with its successors, the "Trust") and the holders from time to time of the Company Preferred Securities (as defined below), the Company is issuing on the date hereof its [--]% Noncumulative Company Preferred Securities, having an aggregate liquidation preference of $1,500,000,000, representing preferred limited liability company interests in the Company (the "Company Preferred Securities"); and

                  WHEREAS, in order to induce the Initial Holder to purchase the Company Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Initial Holder and any subsequent Holders from time to time of the Company Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the purchase by the Initial Holder and any subsequent Holder from time to time of Company Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of the Initial Holder and any subsequent Holders from time to time of the Company Preferred Securities.


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

                  Section 1.01. Definitions and Interpretation. In this Guarantee, unless the context otherwise requires:

                           (a) capitalized terms used in this Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.01;

                           (b) a term defined anywhere in this Guarantee has the same meaning throughout;

                           (c) all references to "the Guarantee" or "this Guarantee" are to this Guarantee as modified, supplemented or amended from time to time;

                           (d) all references in this Guarantee to Articles and Sections are to Articles and Sections of this Guarantee, unless otherwise specified; and

                           (e) a reference to the singular includes the plural and vice versa.

                  "Additional Amounts" means an amount paid as further Dividends in order that the net amounts received by the Holders of the Company Preferred Securities or Trust Preferred Securities, as applicable, after withholding or deduction of any Relevant Tax required by law to be deducted or withheld by the Company or the Trust, as applicable, equals the amount which would have been received in respect of the Company Preferred Securities or Trust Preferred Securities, as applicable, in the absence of such withholding or deduction, except that no Additional Amounts are payable to a Holder of the Company Preferred Securities or Trust Preferred Securities, as applicable, with respect to any Company Preferred Securities or Trust Preferred Securities, as applicable, if the Relevant Jurisdiction is Switzerland or the Cayman Islands
(i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner) of such Company Preferred Securities or Trust Preferred Securities having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner) of such Company Preferred Securities or Trust Preferred Securities or (ii) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Company Preferred Securities or Trust Preferred Securities, or its nominee with at least 60 days' prior written notice of an opportunity to make such a declaration or claim.

                  "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

                  "Affiliate" means, with respect to any specified person, any other Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person.

                  "Assets" means the consolidated gross assets of the Guarantor, all as shown by the published audited consolidated balance sheet of the Guarantor [, all valued in such a manner as the Guarantor or any liquidator (as the case may be) may determine and calculated in accordance with international accounting standards].

                  "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

                  "Bankruptcy Event" has the meaning assigned to it in the LLC Agreement.

                  "Base Liquidation Amount" means, with respect to each $1,000 liquidation preference of Company Preferred Securities at any date, an amount equal to (i) $1,000 plus (ii) an amount equal to unpaid Dividends, if any, on the Company Preferred Securities with respect to the Dividend Period in which the liquidation of the Guarantor commenced (whether as a result of a Bankruptcy Event or otherwise), accrued on a daily basis to the date of such commencement, plus (iii) an amount equal to unpaid Definitive Dividends for any prior Dividend Period, without interest and without accumulation of unpaid Nondefinitive Dividends for any prior Dividend Period.

                  "Business Day" has the meaning assigned to it in the LLC Agreement.

                  A "Capital Loss" shall be deemed to occur if the Guarantor's assets are less than the sum of (i) its Liabilities and (ii) one-half of its share capital and statutory reserves, each as shown on and as calculated based on the latest published annual unaudited consolidated balance sheet of the Guarantor.

                  "Company" has the meaning assigned to it in the preamble to this Guarantee.

                  "Company Common Securities" has the meaning assigned to it in the LLC Agreement.

                  "Company Preferred Securities" has the meaning assigned to it in the first recital to this Guarantee.

                  "Corporate Trust Office" means the principal trust office of the Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at [--], Attention: Corporate Trust Administration.

                  "Corresponding Amount" means, (i) for each $1,000 liquidation amount of Trust Preferred Securities, $1,000 liquidation preference of Company Preferred Securities and (ii) for each

$1,000 liquidation preference of Company Preferred Securities, $1,000 liquidation amount of Trust Preferred Securities.

                  "Covered Person" means any Holder or beneficial owner of Company Preferred Securities.

                  "Definitive Dividends" has the meaning assigned to it in the LLC Agreement.

                  "Dividend Payment Date" means through October 2010, April [--] and October [--] of each year, and thereafter, January [--], April [--], July [--] and October - of each year.[--]

                  "Dividend Period" has the meaning assigned to it in the LLC Agreement.

                  "Dividend Rate" means, on any day, the dividend rate applicable to the Company Preferred Securities as determined pursuant to Section [--] of the LLC Agreement.

                  "Dividends" means, when used with respect to Company Preferred Securities, distributions on the Company Preferred Securities in the amounts and in the manner set forth in the LLC Agreement.

                  "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

                  "Guarantee" has the meaning set forth in the preamble to this Guarantee.

                  "Guarantee Additional Amounts" has the meaning set forth in
Section 4.07.

                  "Guarantee Payments" has the meaning assigned to it in Section 4.01.

                  "Guarantee Trustee" means Wilmington Trust Company, a bank and trust company incorporated under the laws of the State of Delaware, and its successors, in its capacity as trustee under this Guarantee, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee by executing a counterpart hereof and becoming a party hereto, and thereafter means each such Successor Guarantee Trustee.

                  "Guarantor" has the meaning assigned to it in the preamble to this Guarantee.

                  "Guarantor Certificate" has the meaning assigned to it in
Section 4.02.

                  "Holder" means any holder, as registered on the books and records of the Company or the Trust of Company Preferred Securities or Trust Preferred Securities, as the case may be; provided, however, that, in determining whether the holders of the requisite percentage of Company Preferred Securities or Trust Preferred Securities, as the case may be, have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor (other than the Trust).

                  "Indemnified Person" means the Guarantee Trustee, the Initial Holder, any Affiliate of the Guarantee Trustee, or any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Guarantee Trustee.

                  "Initial Holder" has the meaning set forth in the preamble to this Guarantee.

                  "Initial Subordinated Notes" means the Subordinated Promissory Notes dated the date hereof issued by the Cayman Islands Branch of the Guarantor.

                  "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                  "Liabilities" means the consolidated gross liabilities of the Guarantor, all as shown by the latest published audited consolidated balance sheet of the Guarantor, as adjusted for contingencies and for subsequent events, all valued in such a manner as the Guarantor or any liquidator (as the case may be) may determine and calculated in accordance with international accounting standards.

                  "Liquidation Distribution" means, with respect to each $1,000 liquidation preference of Company Preferred Securities, an amount equal to the lesser of (i) the Base Liquidation Amount and (ii) an amount calculated as (A) the amount of remaining assets of the Guarantor determined to be available for distribution in respect of this Guarantee, the Parity Preferred Shares and the Parity Guarantees in any insolvency of the Guarantor, without giving effect to any distributions hereunder or under the terms of any Parity Guarantees, multiplied by (B) a fraction, (x) the numerator of which is the Base Liquidation Amount as of the date the liquidation of the Guarantor commenced (whether as a result of a Bankruptcy Event or otherwise), and (y) the denominator of which is the aggregate principal or face amount of all claims, without duplication, under the Company Preferred Securities (determined as if the Company Preferred Securities were Parity Preferred Shares), the Parity Preferred Shares and the Parity Guarantees determined to be payable out of such remaining assets of the Guarantor.

                  "LLC Agreement" has the meaning assigned to it in the first recital to this Guarantee.

                  "Majority (or Other Stated Percentage) in liquidation amount of the Company Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Company Preferred Securities, voting as a class, of more than 66 2/3% (or other stated percentage) of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Dividends to the date upon which the voting percentages are determined) of all Company Preferred Securities.

                  "Mandatory Dividend Payment Amount" has the meaning assigned to it in the LLC Agreement.

                  "Mandatory Dividend Payment Date" has the meaning assigned to it in the LLC Agreement.

                  "Nondefinitive Dividends" has the meaning assigned to it in the LLC Agreement.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person.

                  "Ordinary Shares" means the ordinary shares of the Guarantor and any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any, in each case issued by the Guarantor from time to time.

                  "Parity Guarantee" means any guarantee issued by the Guarantor from time to time of any equity preferred or preference shares issued by any subsidiary of the Guarantor from time to time, if such guarantee ranks pari passu with the Guarantor's obligations under this Guarantee.

                  "Parity Preferred Shares" means the most senior ranking equity preferred or preference shares outstanding and issued by the Guarantor from time to time.

                  "Parity Securities" means, collectively, the Parity Guarantees, the Parity Preferred Shares and the Parity Subsidiary Securities.

                  "Parity Subsidiary Securities" means any parity securities issued by a subsidiary of the Guarantor from time to time that are guaranteed by the Guarantor under a Parity Guarantee.

                  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Potential Securityholder" has the meaning assigned to it in
Section 5.01(d).

                  "Qualified Subsidiary" means a subsidiary of the Guarantor which satisfies the conditions to be considered a "company controlled by the parent company" under Rule 3a-5 of the Investment Company Act, or any successor provision.

                  "Redemption Price" means, for each $1,000 liquidation preference of Company Preferred Securities, (i) in the case of a redemption of Company Preferred Securities pursuant to Section [--] of the LLC Agreement, the amount determined pursuant to Section [--] of the LLC

Agreement, and (ii) in the case of a redemption of Company Preferred Securities pursuant to Section [--] of the LLC Agreement, the amount determined pursuant to Section [--] of the LLC Agreement.

                  "Relevant Jurisdiction" means Switzerland and the Cayman Islands.

                  "Relevant Tax" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having the power to tax.

                  "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                  "Solvent" means (i) the Guarantor is able to pay its debts as they fall due and (ii) the Guarantor's Assets exceed its Liabilities (other than its liabilities to persons who are not senior creditors).

                  "Subordinated Notes" means the Initial Subordinated Notes and, upon maturity or redemption thereof, any successor subordinated notes that constitute the assets of the Company.

                  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 3.01.

                  "Trust" has the meaning assigned to it in the first recital to this Guarantee.

                  "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of [--], 2000 and as from time to time amended, modified or supplemented, among the Company, as grantor, Wilmington Trust Company, as trustee, and the holders from time to time of the Trust Preferred Securities.

                  "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                  "Trust Preferred Securities" means [--]% Noncumulative Trust Preferred Securities issued by the Trust.

                  "UBS AG Senior Liabilities" has the meaning assigned to it in
Section 5.02(a).

                                   ARTICLE II
                               TRUST INDENTURE ACT

                  Section 2.01. Trust Indenture Act; Application.

                  (a) This Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Guarantee or unless the context otherwise requires.

                  (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                  Section 2.02. Lists of Holders of Securities.

                  (a) The Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Company Preferred Securities. If the Guarantee Trustee is not the Registrar, the Guarantor shall furnish to the Guarantee Trustee semi-annually on or before April [--] and October [--] of each year, after October 2010 on or before January [--], April [--], July [--] and October [--] of each year, and at such other times as the Guarantee Trustee may request in writing, a list, in such form and as of such date as the Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Guarantor or any of its paying agents other than the Guarantee Trustee as to the names and addresses of Holders of Company Preferred Securities.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                  Section 2.03. Reports by the Guarantee Trustee. Within 60 days after [May 15] of each year, the Guarantee Trustee shall provide to the Holders of the Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also to the Holders of the Trust Preferred Securities), such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                  Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

                  Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate and shall include:

                           (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                           (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                           (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

                  Section 2.06. Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Company Preferred Securities may, by vote, on behalf of the Holders of all of the Company Preferred Securities, waive any past Event of Default and its consequences except an Event of Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also of each Holder of Trust Preferred Securities). Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  Section 2.07. Event of Default; Notice.

                  (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Company Preferred Securities (and, for so long as the Initial Holder is the Holder of the Company Preferred Securities, also to the Holders of the Trust Preferred Securities), notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Company Preferred Securities.

                  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of this Guarantee shall have obtained actual knowledge, of such Event of Default.

                  Section 2.08. Rights of Holders.

                  (a) The Holders of a Majority in liquidation amount of the Company Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee.

                  (b) If the Guarantee Trustee fails to enforce its rights under this Guarantee after a Holder of Company Preferred Securities has made a written request, such Holder of Company Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under Article 4, without first instituting a legal proceeding against the Company, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder of Company Preferred Securities may directly institute a proceeding in such Holder's own name against the Guarantor for enforcement of Article 4 for such payment.

                  (c) Notwithstanding any other provision of this Agreement, for so long as the Trust is the Holder of any Company Preferred Securities, any Holder of Trust Preferred Securities shall have the right, upon the occurrence of an Event of Default, to institute a suit directly against the Guarantor for enforcement of its payment and other obligations hereunder with respect to a Corresponding Amount of Company Preferred Securities.

                  Section 2.09. Conflicting Interests. The LLC Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                  Section 2.10. Powers, Duties and Rights of Guarantee Trustee.

                  (a) This Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Company Preferred Securities, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder of Company Preferred Securities exercising his or her rights pursuant to
Section 2.08(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders of the Company Preferred Securities.

                  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee, and no implied covenants shall be read into this Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06 and is actually known to a Responsible Officer of the Guarantee Trustee), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (d) No provision of this Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                  Guarantee Trustee shall be determined solely by the express provisions of this Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Guarantee Trustee; and

                                    (B) in the absence of bad faith on the part
                  of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

                           (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Company Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee; and

                           (iv) no provision of this Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability, or indemnity, satisfactory to the Guarantee Trustee, against such expense, risk or liability, is not assured to it under the terms of this Guarantee.

                  Section 2.11. Certain Rights of Guarantee Trustee.

                  (a) Subject to the provisions of Section 2.01:

                           (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii) Any direction or act of the Guarantor contemplated by this Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                           (iii) Whenever, in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                           (v) The Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                           (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 2.11(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee.

                           (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                           (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Company Preferred Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

                           (x) Whenever in the administration of this Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee
         (i) may request written instructions from the Holders of a Majority in liquidation amount of the Company Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

                           (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee.

                  (b) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                  Section 18.12. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee.


                                   ARTICLE III
                                GUARANTEE TRUSTEE

                  Section 3.01.  Guarantee Trustee; Eligibility.

                  (a) There shall at all times be a Guarantee Trustee which shall:

                           (i) not be an Affiliate of the Guarantor; and

                           (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, and be permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 3.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 3.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 3.02(c).

                  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 3.02. Appointment, Removal and Resignation of Guarantee Trustee.

                  (a) Subject to Section 3.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

                  (b) The Guarantee Trustee shall not be removed in accordance with Section 3.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                  (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                  (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 3.02 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                  (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                  (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 3.02, and before the appointment of any Successor Guarantee Trustee, the Guarantor shall pay to the Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

                                   ARTICLE IV
                                    GUARANTEE

                  Section 4.01. Guarantee.

                  (a) The Guarantor irrevocably and unconditionally agrees with the Guarantee Trustee, the Initial Holder and the Holders from time to time of the Company Preferred Securities, subject to the limitations set forth in this Guarantee, to pay in full to the Initial Holder and each subsequent Holder of Company Preferred Securities, whether such rights under this Guarantee are asserted by the Guarantee Trustee or directly by any such Holder (without duplication of amounts theretofore paid to the Holders of the Company Preferred Securities by the Company), regardless of any defense, right of set-off or counterclaim that the Company may have or assert:

                           (i) on each Mandatory Dividend Payment Date,
         Dividends on the Company Preferred Securities in an amount equal to the Mandatory Dividend Payment Amount;

                           (ii) on each other Dividend Payment Date, Dividends (if any) on the Company Preferred Securities that have become Definitive Dividends as to such Dividend Payment Date because the Guarantor did not deliver a No Dividend Instruction,

                           (iii) on each Redemption Date, the Redemption Price payable with respect to the Company Preferred Securities called for redemption by the Company;

                           (iv) upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Liquidation Distribution; and

                           (v) any Additional Amounts payable by the Company with respect to the payment set forth in clauses (i) through (iv), above, under the LLC Agreement;

(collectively, the "Guarantee Payments"); provided that, if a Bankruptcy Event has occurred as to the Guarantor, the Guarantee Payments payable under clause
(i), (ii), (iii) and (iv) above of this Section 4.01 shall be an amount equal to the lesser of (A) the aggregate amount of Guarantee Payments pursuant to such clause of this Section 4.01 without giving effect to this proviso and (B) an amount calculated as (1) the remaining assets of the Guarantor in the related bankruptcy or insolvency proceeding after satisfaction of all claims which, as a matter of law, are prior to those of holders of this Guarantee or any Parity Guarantee multiplied by (2) a fraction, (x) the numerator of which is the aggregate amount of Guarantee Payments pursuant to such clause of this Section
4.01 without giving effect to this proviso and (y) the denominator of which is the aggregate principal or face amount of all claims under this Guarantee and the Parity Guarantees. All Guarantee Payments shall include interest accrued on such Guarantee Payments, at a rate per annum equal to the stated Dividend Rate of the Company Preferred Securities, since the date of the claim asserted under this Guarantee relating to such Guarantee Payments.

                  (b) The Guarantor's obligation to make any of the payments listed in (i) through (iii) of subsection (a) above may be satisfied by direct payment of the required amounts (which shall be in United States dollars) by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.

                  Section 4.02. Delivery of Guarantor Certificate. As of each
(x) Dividend Payment Date with respect to which the Company has not paid the full amount of Dividends at the Dividend Rate payable as contemplated by clause
(i) or (ii), as applicable, of Section 4.01(a) or (y) Redemption Date with respect to which the Company has not paid the Redemption Price in full, the Guarantor shall deliver an Officers' Certificate to the Guarantee Trustee within five Business Days after such Dividend Payment Date or Redemption Date, as applicable, substantially in the form attached as Exhibit A (the "Guarantor Certificate").

                  Section 4.03. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Company or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  Section 4.04. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                           (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Company Preferred Securities to be performed or observed by the Company;

                           (b) the extension of time for the payment by the Company of all or any portion of the Dividends, Redemption Price, liquidation preference or any other sums payable under the terms of the Company Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Company Preferred Securities; provided that nothing in this Guarantee shall affect or impair any valid extension;

                           (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Company Preferred Securities to enforce, assert or exercise any right, privilege, power or remedy conferred on such Holders pursuant to the terms of the Company Preferred Securities, or any action on the part of the Company granting indulgence or extension of any kind;

                           (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

                           (e) any invalidity of, or defect or deficiency in, the Company Preferred Securities;

                           (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                           (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

                  There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  Section 4.05. Action Against Guarantor. The Guarantor waives any right or remedy to require that any action be brought first against the Company or any other person or entity before proceeding directly against the Guarantor.

                  Section 4.06. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Company Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section
4.04. It is further understood that all rights of a Holder of a Company Preferred Security against the Guarantor under this Guarantee, and all corresponding obligations of the Guarantor to such Holder, are separate and independent of the rights and corresponding obligations between the Guarantor and the respective Holders of the other Company Preferred Securities.

                  Section 4.07. Taxes. All payments in respect of the Guarantee Payments (including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by a Holder (or a third party on its behalf) after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction ("Guarantee Additional Amounts"), except that no such Guarantee Additional Amounts shall be payable to a Holder (or a third party on its behalf) with respect to any Guarantee Payments (including interest accrued thereon, if any) [if the Relevant

Jurisdiction is Switzerland or the Cayman Islands], (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of Company Preferred Securities to which such Guarantee Payments relate) having some connection with the Relevant Jurisdiction, other than being a Holder of Company Preferred Securities (or beneficial owner of Company Preferred Securities) or (ii) to the extent that such the Relevant Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Company Preferred Securities or its nominee with at least 60 days' prior written notice of any opportunity to make such a declaration or claim.

                  Section 4.08. Rights Not Separately Transferable. This Guarantee is a guarantee for the benefit of each Holder from time to time of Company Preferred Securities with respect to each Company Preferred Security held by such Holder. Upon transfer of any Company Preferred Securities to a third party, a Holder thereof shall no longer have any rights hereunder with respect to such Company Preferred Securities. The rights under this Guarantee with respect to a Company Preferred Security are not separately transferable from such Company Preferred Security. The Initial Holder, by its execution of this Guarantee, hereby accepts the rights under this Guarantee as initial purchaser and acquirer of the Company Preferred Securities with the understanding that such rights shall be transferred by operation of law to any subsequent Holder acquiring a Company Preferred Security from the Initial Holder or from a subsequent Holder of Company Preferred Securities.


                                    ARTICLE V
                      LIMITATIONS OF TRANSACTIONS; RANKING

                  Section 5.01. Limitation of Transactions.

                  (a) The Guarantor, for so long as any Company Preferred Securities remain outstanding, shall not issue any preferred or preference shares ranking senior on liquidation to its obligations under this Guarantee or give any guarantee in respect of any preferred securities or preferred or preference shares issued by any of its subsidiaries if such guarantee would rank senior to this Guarantee, unless this Guarantee is amended to give the Holders of the Company Preferred Securities such rights and entitlements as are contained in or attached to such other guarantee so that this Guarantee ranks pari passu with such guarantee and pari passu on liquidation with any declared dividend or declared liquidation payments of such preferred or preference shares.

                  (b) The Guarantor shall pay all amounts required to be paid pursuant to this Guarantee in respect of any Dividends on the Company Preferred Securities payable in respect of the most recent Dividend Period prior to any dividend or other payment (except dividends in the form of the Ordinary Shares) upon the Ordinary Shares.

                  (c) The Guarantor, for so long as any Trust Preferred Securities or Company Preferred Securities remain outstanding, shall not (i) issue any liquidation preference participation rights (not being capital stock) ranking senior to or pari passu with the right to liquidation payments under its Parity Preferred Shares, (ii) create, incur or permit to exist any debt junior to its obligations under this Guarantee and
(iii) create, incur or permit to exist any debt that ranks pari passu with this Guarantee unless such debt contains a provision substantially similar to proviso contained in Section 4.01.

                  (d) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, shall (i) maintain, or shall cause any one or more Qualified Subsidiaries (each, a "Potential Securityholder") to maintain, 100% ownership of the Company Common Securities. The Guarantor may transfer and permit the transfer of the Company Common Securities from one Potential Securityholder to another Potential Securityholder; provided that prior to such transfer it has received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that (A) the Company will continue to be treated as a partnership for United States federal income tax purposes and such transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the Company or the Trust to be required to register under the Investment Company Act and (C) such transfer will not adversely affect the limited liability of the Holders of the Company Preferred Securities.

                  (e) The Guarantor, for so long as any Trust Securities or Company Preferred Securities remain outstanding, (i) shall cause the Company to remain a limited liability company, (ii) shall use its commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, (iii) shall cause the Company to remain a limited liability company and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the LLC Agreement and (iv) shall use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

                  (f) The Guarantor, for so long as any of the Company Preferred Securities are outstanding, shall, to the fullest extent permitted by law, not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Company, unless the Guarantor is itself in liquidation.

                  (g) If the Company Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Guarantor shall use its commercially reasonable efforts to cause the Company Preferred Securities to be listed on the Luxembourg Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

                  Section 5.02. Ranking.

                  (a) The Guarantee will constitute a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

                           (i) subordinate and junior to all deposits and other liabilities of the Guarantor (including those in respect of bonds, notes and debentures that do not expressly rank pari passu with the obligations of the Guarantor under this Agreement; and

                           (ii) senior to the Ordinary Shares and any other securities of the Guarantor expressed to rank junior to the most senior preference shares of the Guarantor (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the UBS AG subordinated guarantee are collectively called "UBS AG Senior Liabilities".

                  (b) Payments under this Guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of the Guarantor) are conditional upon the Guarantor not being in default in the payment of UBS AG Senior Liabilities and being Solvent at the time of payment. A report as to the insolvency of the Guarantor by two persons, each being a managing director, director or other authorized officer or agent of the Guarantor or employees of the independent accountants of the Guarantor will, in the absence of manifest error be treated and accepted by the Guarantor, the holders of Company Preferred Securities and all other interested parties as correct and sufficient evidence thereof.


                                   ARTICLE VI
                                  TERMINATION

                  Section 6.01. Termination. This Guarantee shall terminate upon, and be of no further force and effect from the earlier of (i) full payment of the Redemption Price of all Company Preferred Securities or purchase and cancellation of all Company Preferred Securities or (ii) upon full payment of the Liquidation Distribution, plus Additional Amounts thereon, if any, as payable upon liquidation of the Company. Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Company Preferred Securities must restore payment of any sums paid under the Company Preferred Securities or under this Guarantee for any reason whatsoever.

                                  ARTICLE VII
                                INDEMNIFICATION

                  Section 7.01.  Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, liability, expense, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, liability, expense, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Dividends to Holders of Company Preferred Securities might properly be paid.

                  Section 7.02. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense (including taxes other than taxes based on the income of any such Indemnified Person) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.02 shall survive the termination of this Guarantee or the earlier resignation or removal of the Guarantee Trustee.


                                  ARTICLE VIII
                                 MISCELLANEOUS

                  Section 8.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Company Preferred Securities then outstanding.

                  Section 8.02. Amendments. Except for those changes (i) required under Section 5.01(a) above, which may be made unilaterally by the Guarantor without the consent of the Holders of the Company Preferred Securities, or (ii) provided for in the two penultimate sentences of this paragraph, this Guarantee may be modified by the Guarantor and the Guarantee Trustee only with the prior approval of the Holders of not less than 662/3% in liquidation amount of the Company Preferred Securities (excluding any Company Preferred Securities held by the Guarantor or any of its Affiliates, other than Company Preferred Securities purchased or acquired by the Guarantor or its Affiliates in connection with transactions effected by or for the account of customers of the Guarantor or any of its Affiliates in connection with the distribution or trading of or market-making in connection with such securities and except that persons (other than Affiliates of the Guarantor) to whom the Guarantor or any of its subsidiaries have pledged Company Preferred Securities may vote or convert with respect to such pledged securities pursuant to the terms of such pledge). This Guarantee may be amended without the consent of the Holders of the Company Preferred Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Guarantee that may be defective or inconsistent with any other provision of this Guarantee, (iii) add to the covenants, restrictions or obligations of the Guarantor, (iv) conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of this Guarantee to such extent as may be necessary or desirable; provided that no such amendment made in reliance upon clause (v) above shall have a material adverse effect on the rights, preferences or privileges of the Holders of the Company Preferred Securities. Except as provided in the preceding sentence, Sections 4.01, 4.02, 4.07 and the form of Exhibit A may not be amended without the prior approval of each Holder of the Company Preferred Securities. Any amendment hereof in accordance with this Section 8.02 shall be binding on all Holders of Company Preferred Securities.

                  Section 8.03.  Judgment Currency Indemnity.

                  (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert an amount due from the Guarantor under any provision of this Guarantee to a currency other than U.S. dollars, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Wilmington Trust Company could purchase such other currency with U.S. dollars at its New York office on the second Business Day preceding the day on which final judgment is given.

                  (b) The obligations of the Guarantor in respect of any amount due to the Guarantee Trustee or any Holders under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Guarantee Trustee or such Holders, as the case may be, of any amount adjudged to be so due in such other currency the Guarantee Trustee or such Holders, as the case may be, may in accordance with normal banking procedures purchase U.S. dollars with such other currency.

                  (c) If the amount of U.S. dollars so purchased is less than the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. dollars, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Guarantee Trustee or such Holders, as the case may be, against such loss.

                  (d) If the amount of dollars so purchased exceeds the amount originally due to the Guarantee Trustee or such Holders, as the case may be, in U.S. dollars, agree to remit any remaining amount to the Guarantor.

                  Section 8.04. Assignment of the Guarantor. The Guarantor may not assign its obligations under the Guarantee, except in the case of a merger, consolidation or a sale of substantially all of its assets, where the Guarantor is not the surviving entity, and then only to the entity which is the survivor of such merger, consolidation or sale.

                  Section 8.05. Notices. All notices provided for in this Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

                           (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below:

                  [--]

                           (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Company Preferred Securities):

                  UBS AG

                  Bahnhofstrasse 45
                  Zurich, Switzerland
                  011 41-1-234 11 11
                  Attention:  General Counsel

                  and

                  Aeschenvorstadt 1
                  Basel, Switzerland
                  011 41-61-288 20 20
                  Attention:  General Counsel

                           (c) If given to any Holder of Company Preferred Securities, at the address set forth on the books and records of the Company.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 8.06. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  Section 8.07. Jurisdiction. Any claim or proceeding brought by the Guarantee Trustee on behalf of Holders or a Holder to enforce the obligations of the Guarantor hereunder shall be brought exclusively in a court of competent jurisdiction in Switzerland. Any claim or proceeding relating to the application of Articles 2 and 3, and the definitions of terms as used therein, including, without limitation, any claims, counter-claims and cross-claims asserted against the Guarantee Trustee in connection therewith, shall be brought in a court of competent jurisdiction in the State of New York.

                  This GUARANTEE is executed as of the day and year first above written.


                                           UBS AG, as Guarantor


                                           By:  _______________________________
                                                   Name:
                                                   Title:


                                           By: ________________________________
                                                  Name:
                                                  Title:


WILMINGTON TRUST COMPANY,
as Guarantee Trustee


By: ______________________________
       Name:
       Title:


WILMINGTON TRUST COMPANY,
as Initial Holder (in its capacity as
trustee pursuant to the TRUST AGREEMENT)


By: _____________________________
       Name:
       Title:

                                                                       EXHIBIT A

                                     UBS AG
                              OFFICERS' CERTIFICATE

[Date]


         The undersigned, [name of Authorized Officer], [title of Authorized Officer], and [name of Authorized Officer], [title of Authorized Officer], of UBS AG, a bank incorporated under the laws of Switzerland, pursuant to Section
4.02 of the Subordinated Guarantee Agreement dated as of [--], 2000 (the "Guarantee"), executed and delivered by UBS AG, as guarantor, Wilmington Trust Company, in its capacity as trustee pursuant to the Trust Agreement, and Wilmington Trust Company, as trustee, for the benefit of the Holders from time to time of the [--]% Noncumulative Company Preferred Securities (the "Company Preferred Securities") of UBS Preferred Funding Company LLC I, do hereby certify as of the date hereof on behalf of UBS AG as follows (capitalized terms used herein without definitions have the meanings assigned to them in the Guarantee):

                  1. We have read and are familiar with the provisions of the Guarantee (including, without limitation, Section 4.02 thereof) and all definitions therein.

                  2. We have reviewed all corporate documents necessary to state the facts contained herein and are duly authorized to certify to those facts.

                  3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to the facts certified herein.

                  4. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (and moneys [have] [have not] been paid to or made available for a sinking fund or for redemption of any such shares) any Ordinary Shares or any Parity Securities during the twelve month period immediately preceding and including the date hereof.


                                       A-A-1

                  5. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

                  6. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

                  7. [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

                  8. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

                  (b) A dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities].

                  9. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of its Parity Securities that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

                  (b) A dividend or other payment in respect of the Parity Securities that pay dividends semi-annually, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities].

                  10. (a) [Neither] [Either] UBS AG [nor] [or] any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

                  (b) A dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, was declared or made [in full] [at __% of the stated dividend rate for such Parity Securities.]


                                     A-A-2

              IN WITNESS WHEREOF, the undersigned have duly executed as of the date first set forth above.

                                     UBS AG


                                     By:  _______________________________
                                             Name:
                                             Title:



                                     By:  _______________________________
                                             Name:
                                             Title:


                                     A-A-3

                                                                         Annex B
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


                            ADMINISTRATION AGREEMENT


                                     BETWEEN


                       UBS PREFERRED FUNDING COMPANY LLC I

                                       AND

                                     UBS AG,
                       ACTING THROUGH ITS STAMFORD BRANCH







                               DATED AS OF [--], 2000

                                TABLE OF CONTENTS

                                                                                                                  Page
Section 1.    Administrative Services.........................................................................    B-2
Section 2.    Compensation; Indemnities.......................................................................    B-3
Section 3.    Term............................................................................................    B-4
Section 4.    Obligation to Supply Information................................................................    B-4
Section 5.    The Administrator's Liability and Standard of Care..............................................    B-4
Section 6.    Reliance on Information Obtained from Third Parties.............................................    B-4
Section 7.    Notices.........................................................................................    B-4
Section 8.    Amendment.......................................................................................    B-5
Section 9.    No Joint Venture................................................................................    B-5
Section 10.   Assignment......................................................................................    B-5
SECTION 11.   GOVERNING LAW...................................................................................    B-6
Section 12.   Submission to Jurisdiction......................................................................    B-6
Section 13.   Execution in Counterparts.......................................................................    B-6
Section 14.   Section Headings................................................................................    B-6
Section 15.   Entire Agreement................................................................................    B-6

                  This ADMINISTRATION AGREEMENT (this "Agreement") dated as of -, 2000 between UBS Preferred Funding Company LLC I, a Delaware limited liability company (the "Company") and UBS AG, a bank organized under the laws of Switzerland (the "Bank"), acting through its Stamford branch, as administrator (the "Administrator").

                                   WITNESSETH

                  WHEREAS, the Company proposes to engage in the following activities (among others):

                           i. to purchase newly issued undated subordinated notes (the "Subordinated Notes"), issued by the Bank through its Cayman Islands branch office, in an aggregate principal amount of $[--];

                           ii. to issue (i) [--] common limited liability company interests in the Company (the "Company Common Securities"), representing all of the common limited liability company interests in the Company, to the Bank, acting through its [--] branch, at an aggregate purchase price of $[--]; and (ii) [--]% Noncumulative Company Preferred Securities with an aggregate liquidation preference of $[--] (the "Company Preferred Securities"), representing preferred limited liability company interests in the Company to UBS Preferred Funding Trust I, a Delaware statutory business trust (the "Trust"), the proceeds of which will be used to purchase the Subordinated Notes and pay certain expenses relating to the foregoing offering;

                           iii. to enter into any agreements in connection with the foregoing (together with the Amended and Restated Limited Liability Company Agreement of the Company (the "Company Agreement"), the "Transaction Documents");

                           iv. to enter into any agreement providing for the management and administration of the activities of the Company; and

                           v. to engage in such activities and to exercise such powers permitted to limited liability companies under the laws of the State of Delaware that are incidental to or connected with the foregoing business or purposes or necessary to accomplish the foregoing or any other lawful purpose which is, in each case, not inconsistent with the Company Agreement as amended from time to time; and

                  WHEREAS, the Company has requested that the Administrator provide assistance to the Company and perform various services for the Company, and the Administrator is willing to furnish such services on the terms and conditions herein set forth. In connection herewith, the Administrator has also requested certain indemnities from the Company.

                  NOW, THEREFORE, in mutual consideration of these promises, the parties hereto agree as follows:

          1. Administrative Services. The Administrator hereby agrees to provide corporate management and administrative services to the Company and the Company hereby authorizes the Administrator to provide such services, including:

             i. taking such actions, as Administrator on behalf of the Company (including through directors or officers of the Company or through employees of the Administrator who are authorized by the Company), as are necessary or desirable for the Company to remain organized and qualified in all appropriate jurisdictions and to carry out its business in such manner as the directors of the Company determine and as the Company shall from time to time reasonably request in order to effect transactions of the type described in the Preliminary Statement to this Agreement;

             ii. providing, or causing to be provided, clerical, bookkeeping and other services necessary and appropriate for the Company, including, without limitation, the following services:

             (i) providing such banking and investment services as may be agreed upon from time to time;

             (ii) providing from its employees signatories to the Company's bank and investment accounts;

             (iii) maintaining any books and records in the State of New York that are required in the ordinary course of the business of the Company (the "Business"), are agreed between the parties and are required in order to comply with any laws or regulations of the State of Delaware and in such form and manner as may be agreed upon from time to time;

             (iv) preparing such periodic reports and accounting information as may be requested from time to time by the board of directors;

             (v) dealing with correspondence relating to the Business;

             (vi) providing a Company Secretary;

             (vii) providing non-exclusive telephone, telecopy, telex, post office box and duplicating facilities and within its premises and such other non-exclusive space and ancillary services as may be necessary for the other purposes of the Business including facilities for meetings of the directors of the Company from time to time;

              (viii) complying with the terms of the Company Agreement all agreements to which the Company is a party and, without prejudice to the foregoing, not entering into, on behalf of the Company, any commitments, loans or obligations nor charging, mortgaging, pledging, encumbering or otherwise restricting or disposing of the Company's property or assets and generally not taking any action inconsistent with the Business; and

                                    (ix) keeping confidential all documents,
                  materials and other information relating to the Business and not disclosing any of the aforesaid without the prior consent of the Company unless it shall in good faith determine that such disclosure is necessary to protect the interests of the Administrator; and

                           iii. undertaking such other administrative services as may be reasonably requested by the Company, including providing notices to third parties on behalf of the Company and providing such other services as are necessary or desirable for the Company to carry out its duties and obligations under the Transaction Documents.

                  Any of the above services may, if the Administrator or the Company deems it necessary or desirable, be subcontracted by the Administrator; provided, that prior written consent is obtained from the Company of such subcontract and, provided further, that notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above.

                  2.      Compensation; Indemnities.

                  i. The Company agrees to pay to the Administrator, in consideration for the Administrator's services described in paragraphs (a)-(c) of Section 1, an annual fee as determined periodically by the Company and the Administrator, which fee in no event shall exceed the value of the services provided by the Administrator to the Company on an arm-length basis.

                  ii. The Company shall pay and shall indemnify and hold harmless the Administrator and the Administrator's directors, officers, employees and agents (each of the foregoing an "Administrator Indemnified Person") from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, under any securities laws, rules or regulations) arising from or relating to the transactions contemplated hereby (all of the foregoing being collectively referred to as "Indemnified Amounts"), provided, however, that the Company shall have no obligation to indemnify any Administrator Indemnified Person hereunder in respect of Indemnified Amounts to the extent any such losses, liabilities, actions, suits, judgments, demands, damages, costs and expenses resulted from the negligence or willful misconduct of such Administrator Indemnified Person.

                  iii. The Administrator shall pay and shall protect, indemnify and hold harmless the Company and its directors, officers, employees and agents and all Persons affiliated with the Company (each of the foregoing a "Company Indemnified Person") from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any nature (including, without limitation, under any securities laws, rules or regulations) arising from or relating to the Administrator's negligence or willful misconduct or that of its directors, officers, employees and agents in connection with the exercise of the Administrator's rights and/or the performance of the Administrator's duties hereunder.

                  iv. This Section 2 shall survive the termination of this Agreement.

                  3. Term. The Company may terminate this Agreement upon at least 90 days' written notice to the Administrator.

                  4. Obligation to Supply Information. The Company shall forward to the Administrator such information in connection with the Transaction Documents as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder.

                  5. The Administrator's Liability and Standard of Care. The Administrator assumes no liability for anything other than the services rendered by it pursuant to Section 1. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any of the Company's obligations under the Transaction Documents.

                  The Administrator shall perform its duties hereunder diligently and with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

                  6. Reliance on Information Obtained from Third Parties. The Company recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Transaction Documents and other sources and the Administrator shall not be responsible for any inaccuracy in the information so obtained or for any inaccuracy in the records maintained by the Administrator hereunder that may result therefrom.

                  7. Notices. All notices and other communications to be given shall be in writing (including by facsimile transmission) and delivered to the relevant address or number specified below (or such other address or number as may be notified in accordance with this Section 7) and shall take effect at the time of receipt.

                  The Company:

                  UBS Preferred Funding Company LLC I
                  [--]
                  Telephone:        [--]
                  Facsimile:        [--]
                  Attention:        [--]

                  The Administrator:

                  UBS AG (Stamford)

                  [--]
                  Telephone:        [--]
                  Facsimile:        [--]
                  Attention:        [--]

                  With a copy to:

                  [--]

                  Telephone:
                  Facsimile:
                  Attention:

                   8. Amendment. No waiver, alteration, modification, amendment or supplement of the terms of this Agreement shall be effective unless accomplished by written instrument signed by all parties hereto.

                   9. No Joint Venture. Nothing contained in this Agreement shall constitute the Administrator and the Company as members of any partnership, joint venture, association, syndicate or unincorporated business.

                  10. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties, provided, that the parties hereby agree that if the Bank sells, assigns or otherwise transfers the Company Common Securities to a wholly owned subsidiary of the Bank, the Bank's rights (and obligations) under this Agreement (including those of the Administrator) may be assigned to such subsidiary. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  11. GOVERNING LAW. THIS ADMINISTRATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                  12. Submission to Jurisdiction. The Bank irrevocably consents and agrees, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and until amounts due and to become due under this Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its properties, assets and revenues. Service of process upon the branch in any such action, suit or proceeding shall be deemed in every respect service of process upon the Bank. The Bank hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, except as otherwise provided for in this Agreement, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suit or proceedings brought in the United States Federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this
Section 12 shall survive any termination of this Agreement, in whole or in part.

                  13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

                  14. Section Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 UBS AG,
                                 acting through its Stamford branch



                                 By: ______________________________________
                                 Name:
                                 Title:


                                 UBS PREFERRED FUNDING COMPANY LLC I



                                 By: ______________________________________
                                 Name:
                                 Title:

                                                                         Annex C
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement



                                     BY-LAWS
                                       OF
                       UBS PREFERRED FUNDING COMPANY LLC I


                  These By-laws have been established as the By-laws of UBS Preferred Funding Company LLC I, a Delaware limited liability company (the "Company") pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of [--], 2000 (as from time to time amended, modified or supplemented, the "Agreement"), pursuant to which the Company's existence has been continued, and, together with the Agreement and Annexes, C, E, F, G, H and I thereto, are deemed to be the limited liability company agreement of the Company for purposes of the Delaware Act. In the event of any inconsistency between the Agreement and these By-laws, the provisions of the Agreement shall control.

                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                    ARTICLE I
                                 SECURITYHOLDERS

                  Section 1.1. Annual Meetings. An annual meeting of Securityholders may be held at such date, time and place either within or without the State of Delaware if and as may be decided and designated by the Board of Directors from time to time; provided, however the Company shall not be required to have an annual meeting of Securityholders. Any other proper business may be transacted at the annual meeting.

                  Section 1.2. Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of Securityholders who together own of record a majority of the Securities entitled to vote at such meeting.

                  Section 1.3. Notice of Meetings. Whenever Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder's address as it appears on the records of the Company.

                  Section 1.4. Adjournments. Any meeting of Securityholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.

                  Section 1.5. Quorum. At each meeting of Securityholders, except where otherwise provided by law or the Agreement or these By-laws, the holders of at least 50% of the Securities entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of Securities entitled to vote on a matter, the holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.4 of these By-laws until a quorum shall be so present or represented. Securities other than Common Securities belonging on the record date for the meeting to the Company or an Affiliate of the Company shall neither be entitled to vote nor be counted for quorum purposes.

                  Section 1.6. Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7. Voting; Proxies. Unless otherwise provided in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price, of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the Company generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of Securityholders need not be by written ballot unless the holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and Article II hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote may be required, the affirmative vote of the holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

                  Section 1.8. Fixing Date for Determination of Securityholders of Record. In order that the Company may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Company may determine the Securityholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to (a) its registered office in the State of Delaware, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  In order that the Company may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights or the Securityholders entitled to exercise any rights in respect of any exchange of Securities, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 1.9. List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Securityholder who is present.

                  Section 1.10. Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any annual or special meeting of Securityholders of the Company, or any action which may be taken at any annual or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this By-Law to the Company, written consents signed by holders representing a sufficient amount of Securities to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.


                                   ARTICLE II
                               BOARD OF DIRECTORS

                  2.1. Number; Powers; By-laws. The business and affairs of the Company shall be managed by or under the direction of a Board composed of not less than three nor more than five Directors. The Board shall manage the business and affairs of the Company and may exercise all powers in connection therewith, except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these By-laws and applicable law. Except to the extent that the Board or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the Company.

                  2.2. Voting Power. Each Director shall, in the consideration of any matter by the Board, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law, an action shall be deemed approved by the Board only if it has been approved by a majority of the Directors.

                  2.3. Quorum. At all meetings of the Board, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In case at any meeting of the Board a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

                  2.4. Designation; Removal; Replacement. The term of office of a Director shall be until the earliest of the following events: (i) his or her successor is designated or (ii) he or she resigns or is removed. Any Director may be removed, with or without cause by majority vote of the remaining Directors. In the event of the resignation, removal or death of a Director, such Director shall be replaced by another person designated by majority vote of the remaining Directors. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

                  Section 2.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

                  Section 2.6. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President or by any two Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                  Section 2.7. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these By-laws, the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

                  Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the

Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.9. Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE III
                                   COMMITTEES

                  Section 3.1. Committees. The Board of Directors may, by resolution of the Board adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Formation, adopting an agreement of merger, consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Securityholders a dissolution of the Company or a revocation of a dissolution, amending these By-laws and, unless the resolution, these By-laws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officers or Directors.

                  Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.1. Officers; Election. As soon as practicable after the annual meeting of Securityholders in each year, the Board of Directors shall elect a President and a Secretary, and may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other Officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these By-laws otherwise provide.

                  Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

                  Section 4.3. Powers and Duties. The Officers of the Company shall have such powers and duties in the management of the Company as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties.


                                    ARTICLE V
                                   SECURITIES

                  Section 5.1. Certificates for Securities. The Preferred Securities in the Company shall be registered in certificated form. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such Officer at the date of issue.

                  Section 5.2. Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Company may issue a new certificate representing Securities in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Securities.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  Section 6.1. Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The Company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 6.2. Waiver of Notice of Meetings of Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Securityholders, Directors or a committee of Directors need be specified in any written waiver of notice unless so required by the Agreement or these By-laws.

                  Section 6.3. Indemnification of Directors, Officers and Employees. The Company shall indemnify to the full extent permitted under the Delaware Act and other applicable law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Company or serves or served at the request of the Company any other enterprise as a Director, director, officer or employee except for such Director's or Officer's gross negligence or willful misconduct. Expenses, including reasonable attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this By-Law shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this By-Law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this By-Law, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Company" shall include service as a Director, Officer or employee of the Company which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. The rights conferred on any Person by this Section 6.3 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of these By-Laws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The Company's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this Section 6.4 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                  Section 6.4. Interested Directors; Quorum. No contract or transaction between the Company and one or more of its Directors or Officers, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Securityholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Securityholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Securityholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                  Section 6.5. Form of Records. Any records maintained by the Company in the regular course of its business, including its Securities ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

                  Section 6.6. Amendment of By-laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors in accordance with the Agreement.

                  Section 6.7. Governing Law. These By-laws shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

                                                                         Annex D
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement

                                                                           $[--]
                           FORM OF SUBORDINATED NOTE

                                    UBS AG,
                    acting through its Cayman Islands branch

                       [--]% PERPETUAL SUBORDINATED NOTES

                  UBS AG, a bank organized under the laws of Switzerland (the "Bank"), acting through its Cayman Islands branch (the "Cayman Islands branch"), for value received, hereby promises to pay to UBS PREFERRED FUNDING COMPANY LLC I, a Delaware limited liability company (the "Company"), principal and interest on the principal amount of this Subordinated Note (this "Subordinated Note"), under the terms and conditions described hereunder.

                  Section 1. Definitions. The following terms are used herein with the meanings assigned to them below:

                           "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

                           "Bank" means UBS AG, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch.

                           A "Bankruptcy Event" shall be deemed to occur if (i) at any time the Bank's unconsolidated unsubordinated liabilities exceed its unconsolidated total assets (valued at the higher of their going-concern and their liquidation value), as calculated based on the most recent unconsolidated interim balance sheet of the Bank and the unsubordinated creditors of the Bank do not agree to subordinate their claims to the extent that such liabilities exceed such assets; or (ii) the Swiss Federal Banking Commission exercises the broad discretion granted to it under the Swiss Banking Law before the occurrence of such an excess as described in (i), above, by withdrawing the banking license of the affected bank, which has then been required to go into liquidation pursuant to Article 23 quinquies of the Swiss Banking Law.

                           "Business Day" means a day on which (i) which the Trans-European Automated Real-Time Gross settlement Express Transfer system ("TARGET") is operating, (ii) banks are open for business and carrying out transactions in U.S. Dollars in London and Luxembourg and
         (iii) banks are open for business in Wilmington, Delaware, U.S.A.

                           "Calculation Agent" means the London branch of UBS
         AG.

                           "Capital Event" means the determination by the Bank after consultation with the Federal Banking Commission that the Company Preferred Securities cannot be included in calculating the Tier 1 capital of the Bank on a consolidated basis.

                           "Cayman Islands branch" means the branch of the Bank located in the Cayman Islands.

                           "Change in Tax Law" means the receipt by the Bank of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, the United States or the Cayman Islands, as appropriate, experienced in such matters to the effect that an event of the type described in clause (A), (B) or (C) of the definition of "Tax Event" has occurred or will occur as a result of
         (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any Administrative Action or any amendment to, clarification of, or change in the official position or Bank interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Company Preferred Securities.]

                           "Company" means UBS Preferred Funding Company LLC I, a Delaware limited liability company.

                           "Company Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company, as amended and restated as of Issue Date of the Company Preferred Securities.

                           "Company Common Securities" means the securities of the Company representing the common limited liability company interests in the Company.

                           "Company Preferred Securities" means the [--]% Noncumulative Company Preferred Securities, aggregate liquidation preference $[--], offered by the Company pursuant to a Prospectus dated [--], 2000 together with any subsequent offering by the Company of [--]% Noncumulative Company Preferred Securities, each representing preferred limited liability company interests in the Company.

                           "Dividend Payment Date" means, with respect to dividends on the Company Preferred Securities, the date on which such dividends are payable under the Company Agreement.

                           "Determination Date" for an Interest Period means two London Banking Days preceding the first day of that Interest Period.

                           "Eligible Investments"means, pursuant to the
         Investment Policies, the assets or investments which the Company may hold and consist of (i) the Subordinated Notes and (ii) other securities issued by the Bank acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of the Bank.

                           "Interest Payment Date" means, with respect to the Subordinated Notes, each date on which interest is payable, as specified in Section 3(a).

                           "Interest Period" has the meaning ascribed thereto in
         Section 3.

                           "Investment Company Act Event" means the receipt by the Bank of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that the Company or the Trust is an "investment company" within the meaning of the 1940 Act.

                           "Investment Policies" means the investment policies of the Company as set forth in Annex F of the Company Agreement.

                           "Issue Date" means the date of initial issuance of the Company Preferred Securities and the Trust Preferred Securities.

                           "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                           "1940 Act" means the Investment Company Act of 1940, as amended.

                           "Subordinated Note Make Whole Amount" as applied to a redemption of this Subordinated Note means the greater of (i) 100% of the principal amount of the Subordinated Notes and (ii) as determined by a Quotation Agent (as defined below), the sum of the present value of the principal amount of this Subordinated Note together with the present values of scheduled payments of interest accrued from the date of redemption to the Dividend Payment Date in October 2010 (the "Remaining Life"), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

                  For purposes of determining the Subordinated Note Make Whole
                  Amount:

                                    "Adjusted Treasury Rate" means, with respect
                  to any Redemption Date, the Treasury Rate plus .75.

                                    "Comparable Treasury Issue" means, with
                  respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the Interest Payment Date and Dividend Payment Date in October 2010, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

                                    "Comparable Treasury Price" means (A) the
                  average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

                                    "Quotation Agent" means UBS Warburg LLC and
                  its successors, except that if UBS Warburg LLC shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury dealer"), the Corporation will designate another Primary Treasury Dealer.

                                    "Reference Treasury Dealer" means (i) the
                  Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Corporation.

                                    "Reference Treasury Dealer Quotations"
                  means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

                                    "Treasury Rate" means (i) the yield, under
                  the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (or if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

                           "Subordinated Notes" means the [--]% Perpetual Subordinated Notes issued by the Cayman Islands branch under the Subordinated Notes Purchase Agreement, including this Subordinated Note.

                           "Subordinated Notes Purchase Agreement" means the Subordinated Notes Purchase Agreement, dated [--], 2000, between the Bank, acting through the Cayman Islands branch, and the Company.

                           "Swiss Federal Banking Commission" means the Swiss Federal Banking Commission of Switzerland and, if any successor governmental authority succeeds to the bank regulatory functions of the Swiss Federal Banking Commission in Switzerland, such successor governmental authority; provided, however, that if the Bank becomes domiciled in a jurisdiction other than Switzerland, then each reference herein to the Swiss Federal Banking Commission shall be deemed to instead refer to the governmental authority having primary regulatory authority with respect to the Bank's capital adequacy in such other jurisdiction.

                           "Tax Event" means the receipt by the Bank of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any Administrative Action or any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to any Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or decision is announced on or after the date of issuance of the Company Preferred Securities, there is more than an insubstantial risk that (A) the Company or the Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) the Bank is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the Subordinated Notes and with respect to any payments on the Trust Preferred Securities, (C) the Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the Company Preferred Securities or the Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the Trust Preferred Securities, or (D) the treatment of any of the Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of the Bank related to the Subordinated Notes or its ownership of the Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by the Company or the Bank, will not be respected by a taxing authority, as a result of which the Company or the Bank is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by the Company or the Bank taking reasonable measures available to it without any adverse effect on or material cost to the Bank or the Company (as determined by the Bank in its sole discretion).

                           "Telerate Page 3750" means the display designated as "Page 3750" on the Bridge/Telerate Service (or such other page as may replace Page 3750) on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

                           "Trust" means UBS Preferred Funding Trust I, a Delaware statutory business trust.

                           "Trust Preferred Securities" means the [--]%
         Noncumulative Trust Preferred Securities, aggregate liquidation amount $[--], offered by the Trust together with any subsequent offering by the Trust of [--]% Noncumulative Trust Preferred Securities, in each case representing an equal number of Company Preferred Securities.

                           "UBS AG Senior Liabilities" has the meaning set forth in Section 6(a).

                           "U.S. dollars," "dollars," "U.S.$" and "$" mean the currency of the United States of America.

                  Section 2. Form of Subordinated Notes. This Subordinated Note is one of a duly authorized issue of the Subordinated Notes of the Bank in the aggregate principal amount of $[--] designated as its [--]% Perpetual Subordinated Notes and purchased pursuant to the Subordinated Notes Purchase Agreement. The Subordinated Notes are represented by a single definitive note in bearer form.

                  Section 3. Payments of Interest.

                  (a) Interest on the Subordinated Notes is payable from the date of initial issuance as follows (or, if any such day is not a Business Day, the next Business Day, but without any additional interest or other payment in respect of such delay) (each an "Interest Payment Date" and the period from and including an Interest Payment Date, or the date of initial issuance, as applicable, to but not including the next Interest Payment Date, an "Interest Period"):

                           (i) for each Interest Period through the Interest Period ending on the Interest Payment Date in October 2010, semi-annually in arrears on April [--] and October [--] of each year at a fixed rate per annum on the principal amount of this Subordinated Note equal to [--]% (calculated on the basis of a 360-day year consisting of twelve 30-day months); and

                           (ii) for each Interest Period ending after October 2010, quarterly in arrears on the first business day on or after January [--], April [--], July [--] and October [--] of each year at a floating rate per annum on the principal amount of this Subordinated Note equal to [--]% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

                  LIBOR, with respect to a Determination Date, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Determination Date that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., London time, on that Determination Date.

                  The Calculation Agent will request the principal London office of each of such banks to provide a quotation at its rate. If at least two such quotations are provided, LIBOR with respect to that Determination will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in New York City selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m., New York City time, on that Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Determination Date and in a principal amount equal to an amount of not less than $1,000,000. However, if the banks selected by the Calculation Agent to provide quotations are not quoting as mentioned in this paragraph, LIBOR for the applicable period will be the same as LIBOR as determined on the previous Determination Date.

                  All percentages resulting from any calculations on this Subordinated Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).
                  (b) Interest due on an Interest Payment Date is deferrable at the option of the Cayman Islands branch to the extent that, pursuant to the Company Agreement, dividends on the Company Preferred Securities due on the corresponding Dividend Payment Date would constitute Nondefinitive Dividends (as defined in the Company Agreement). Interest deferred in this manner will not itself bear interest.

                  Section 4. Redemption. The Subordinated Notes are redeemable with the consent of the Swiss Federal Banking Commission and at the option of the Cayman Islands branch:

                           (a) on the Interest Payment Date in October 2010 or any Interest Payment Date occurring after that date, in whole or in part, at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption; and

                           (b) prior to the Interest Payment Date in October 2010, in whole but not in part, if a Tax Event resulting from a Change in Tax Law (and relating to an event described in clauses (A), (B) or (C) of the definition of "Tax Event") occurs at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption, or

                           (c) prior to the Interest Payment Date in October 2010, in whole but not in part, if a Tax Event not resulting from a Change in Tax Law relating to an event described in clauses (A), (B) or
         (C) of the definition of "Tax Event", an Investment Company Act Event or a Capital Event occurs at a redemption equal to interest accrued but unpaid to the date fixed for redemption plus the Subordinated Note Make Whole Amount.

                  Section 5. Additional Amounts. If the Cayman Islands branch is required to withhold any taxes, duties or other governmental changes with respect to any payment in respect of the

Subordinated Notes, the Cayman Islands branch will pay such additional amounts as shall be required so that the amount received by the Company under the Subordinated Notes shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

                  Section 6. Subordination.

                  (a) The Subordinated Notes constitute a general and unsecured obligation of the Bank and, in liquidation of the Bank, will rank, both as to payment and in liquidation:

                           (i) subordinate and junior to all deposits and other liabilities of the Bank (including those in respect of bonds, notes and debentures that do not expressly rank pari passu with the obligations of the Bank under the Subordinated Notes; and

                           (ii) senior to the ordinary shares and any other securities of the Bank expressed to rank junior to the most senior preference shares of the Bank (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the Subordinated Notes are collectively called "UBS AG Senior Liabilities".

                  (b) Payments under the Subordinated Notes (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of the Bank) are conditional upon the Bank (i) not being in default in the payment of UBS AG Senior Liabilities, (ii) being able to pay its debts as they fall due and (iii) having consolidated gross assets in excess of consolidated gross liabilities (other than liabilities to persons who are not senior creditors) at the time of payment. A report as to the insolvency of the Bank by two persons, each being a managing director, director or other authorized officer or agent of the Bank or employees of the independent accountants of the Bank will, in the absence of manifest error be treated and accepted by the Bank, the holders of Company Preferred Securities and all other interested parties as correct and sufficient evidence thereof.

                  Section 7. Failure of Payment. If the Bank fails to make a payment when due of an installment of interest on this Subordinated Note, the Company shall be entitled to seek to enforce payment only of the defaulted installment of interest but not in respect of any failure to pay interest due under this Subordinated Note that was deferred because the dividends on the Company Preferred Securities on the corresponding Dividend Payment Date would have constituted Nondefinitive Dividends (as defined in the Company Agreement). The Company may, in its discretion, proceed to protect and enforce its rights by such appropriate judicial proceedings as the Company shall deem most effectual to protect and enforce any such rights, whether for the specific performance of any covenant or agreement in the Subordinated Note Purchase Agreement or in aid of the exercise of any power granted therein, or to enforce any other proper remedy. Except with respect to a failure of payment of principal, that the principal amount of the Subordinated Notes shall not be subject to acceleration or become due and payable, whether upon notice or otherwise, upon the failure of the Bank to make a payment when due of an installment of interest or a winding up of the Bank.

                  Section 8. Forgiveness of Debt. If a Bankruptcy Event or a Capital Event occurs, then this Subordinated Note or successor Eligible Investments then held by the Company shall be canceled and the Bank's obligations thereunder (including, without limitation, its obligations to pay principal and interest, including any interest deferred in accordance with
Section 3(b)) shall be forgiven.

                  Section 9. Transfer of the Subordinated Note. This Subordinated Note may be sold only in whole and not in part and may not be divided into denominations of less than $[--].

                  Section 10. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                  Section 11. Submission to Jurisdiction. The Bank irrevocably consents and agrees, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in New York City and until amounts due and to become due under this Subordinated Note have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its properties, assets and revenues. Service of process upon the branch in any such action, suit or proceeding shall be deemed in every respect service of process upon the Bank. The Bank hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid action, suits or proceedings brought in the United States Federal courts located in New York City or the courts of the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 11 shall survive any termination of this Subordinated Note, in whole or in part.

                  Section 12. Modification and Amendment. This Subordinated Note may be modified or amended only by the written agreement of the Cayman Islands branch and the Company.

         IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.



Dated: [--], 2000



                                      UBS AG,
                                      acting through its Cayman Islands branch



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:




                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                         Annex E
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement








                     LIST OF INITIAL DIRECTORS AND OFFICERS


          NAME                               POSITION AND OFFICES HELD
          ----                               -------------------------
          Robert Mills                       Managing Director and President
          Per Dyrvik                         Director and Treasurer
          Robert Dinerstein                  Director and Secretary

                                                                         Annex F
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


                               INVESTMENT POLICIES

         The Company will maintain its assets in a manner that will not require the Company to be registered as an investment company under the 1940 Act. The Company will not (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in investments, (iv) offer securities in exchange for property or (v) make loans to third parties, including, without limitation, officers, directors or other affiliates of the Company.

         The Company may not hold or invest in any securities other than the Subordinated Notes issued by the Cayman Islands branch of the Bank with an aggregate principal amount of $- or other securities issued by the Bank acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of the Bank (together, "Eligible Investments"). With respect to any Eligible Investments other than the Subordinated Notes purchased by the Company, the terms thereof must be established in good faith to reflect, to the extent deemed advisable by the Bank, arm's-length market terms at the time of purchase and the purchase by the Company of Eligible Investments must be approved by the affirmative vote of a majority of the entire Board of Directors.

         Upon receipt at maturity of the Subordinated Notes of the principal amount thereof, the Company will either invest the principal amount received in other Eligible Investments or, if the Company elects to redeem the Company Preferred Securities at such time (subject to having received prior approval of the Swiss Federal Banking Commission of Switzerland to do so, if then required), apply such amount to the redemption price of the Company Preferred Securities.

         Capitalized terms not defined herein have the meanings ascribed to such terms in the Company's Amended and Restated Limited Liability Company Agreement, dated -, 2000, of UBS Preferred Funding Company LLC I, as the same may be amended from time to time.

                                                                         Annex G
                                                     to the Amended and Restated
                                             Limited Liability Company Agreement


                                                               AMOUNT OF COMPANY
CERTIFICATE NUMBER R -                      PREFERRED SECURITIES:  $
                       _____________                                 __________
                       [________________]




                  -% NONCUMULATIVE COMPANY PREFERRED SECURITIES
                  (liquidation preference $1,000 per security)
                                       of
                       UBS PREFERRED FUNDING COMPANY LLC I


                  UBS PREFERRED FUNDING COMPANY LLC I, a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that __________ (the "Securityholder") is the registered owner of __________ Company Preferred Securities representing preferred limited liability company interests in the Company, which are designated the -% Noncumulative Company Preferred Securities, liquidation preference $1,000 per security and aggregate liquidation preference $- (the "Company Preferred Securities"). Subject to certain obligations which may arise under the Delaware Limited Liability Company Act (the "Delaware Act"), no additional payments will be required pursuant to the Delaware Act for the Company Preferred Securities to represent preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the Company Preferred Securities (the "Securityholders"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the LLC Agreement (as defined below) and their share as provided in the LLC Agreement of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the LLC Agreement. The powers, preferences and special rights and limitations of the Company Preferred Securities are set forth in, and this certificate and the Company Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of -, as the same may be amended from time to time in accordance with its terms (the "LLC Agreement"), authorizing the issuance of the Company Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the Company Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the LLC Agreement. The Company is entitled to the benefits of the Bank Subordinated Guarantee of UBS AG, a bank organized under the laws of Switzerland, dated as of -, 2000 (the "Bank Subordinated Guarantee") to the extent provided therein. The Company will furnish a copy of the LLC Agreement and the Bank Subordinated

Guarantee to the Securityholder without charge upon written request to the Company at its principal place of business.

                  All dividends and redemption price and other payments and all other monetary rights and obligations in respect of the Company Preferred Securities shall be performed in U.S. dollars.

                  The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the LLC Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Preferred Securityholder, is bound by the LLC Agreement and is entitled to the benefits thereunder.

                  This certificate shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflict of laws).

                  IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of this ___ day of _______, ____.


                                   UBS PREFERRED FUNDING COMPANY LLC I



                                   By:
                                      __________________________________
                                      Name:
                                      Title:

                                                                         Annex H
                                                         to the Amended Restated
                                             Limited Liability Company Agreement


                         FORM OF NO DIVIDEND INSTRUCTION

(pursuant to Section 9.3 of the Amended and Restated Limited Liability Company
               Agreement of UBS Preferred Funding Company LLC I)

                                                                          [Date]


UBS Preferred Funding Company LLC I
[                ]
 ----------------
[                ]
 ----------------
[                ]
 ----------------
Attention:  [                ]
             ----------------

[                ]
 ----------------
[                ]
 ----------------
[                ]
 ----------------
Attention:  [                ]
             ----------------

         Re:      No Dividends on Company Preferred Securities

                  Reference is made to the Amended and Restated Limited Liability Company Agreement, dated as of -, 2000 (as amended from time to time the "Agreement"), of UBS Preferred Funding Company LLC I (the "Company"). Terms used herein and defined in the Agreement are used herein as so defined.

                  Pursuant to Section 9.3 of the Agreement, the undersigned, as the Common Securityholder[s], hereby instruct[s] the Company not to pay dividends on the Company Preferred Securities on the dividend payment date for such series immediately following the date of receipt of this letter. All such dividends otherwise payable on such series of Company Preferred Securities shall be paid on the Company Common Securities in accordance with the Agreement.


                                         [Common Securityholder(s)]

                                         -------------------------------------
                                         Name:
                                         Title:

                                                                         Annex I
                                                         to Amended and Restated
                                                     Limited Liability Agreement


                             FORM OF NOMINEE LETTER


                                                       [Date]


            Re:      -% Noncumulative Company Preferred Securities


To the nominee holder of the above-referenced securities, c/o [Common Depository]

Ladies and Gentlemen:

                  With respect to any -% Noncumulative Company Preferred Securities of UBS Preferred Funding Company LLC I (the "Company") that you may hold as a nominee on behalf of another person or for your own account, you are hereby authorized to omit from any statement that you may be required to furnish to the Company under paragraph (a)(1)(i) or paragraph (a)(3)(i) of United States Treasury Regulations Section 1.6031(c)-1T (the "Regulation") that part of the information described in paragraphs (a)(1)(ii)(E) and (a)(3)(ii)(D) of the Regulation regarding the method of acquisition and acquisition cost and that part of the information described in paragraphs (a)(1)(ii)(F) and (a)(3)(ii)(E) of the Regulation regarding the net proceeds from the transfer.

                  This authorization shall continue in effect for each taxable year of the Company unless modified or revoked in writing by the Company more than 60 days before the beginning of such taxable year.


                                       Sincerely yours,



                                       I-1